As filed with the Securities and Exchange Commission on May 20, 2004
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Allied Waste Industries, Inc.

Allied Waste North America, Inc.
Subsidiary Guarantors Listed On
Schedules A Through EE Hereto
(Exact names of registrants as specified in their charters)

Allied Waste Industries, Inc. Delaware (State or other jurisdiction of incorporation or organization) 88-0228636 (I.R.S. Employer Identification No.)	4953 (Primary Standard Industrial Classification Code Number)	Allied Waste North America, Inc. Delaware (State or other jurisdiction of incorporation or organization) 86-0843596 (I.R.S. Employer Identification No.)

15880 North Greenway-Hayden Loop, Suite 100

Scottsdale, Arizona 85260
(480) 627-2700
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Steven M. Helm, Esq.

Senior Vice President and General Counsel
Allied Waste Industries, Inc.
15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(480) 627-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory A. Ezring, Esq.

Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

        Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	be Registered	Note(1)	Price(1)	Registration Fee

6 1/2% Senior Notes due 2010	$350,000,000	100%	$350,000,000	$44,345.00

Guarantees of the 6 1/2% Senior Notes due 2010	$350,000,000	N/A	N/A	(2)

5 3/4% Senior Notes due 2011	$400,000,000	100%	$400,000,000	$50,680.00

Guarantees of the 5 3/4% Senior Notes due 2011	$400,000,000	N/A	N/A	(2)

6 1/8% Senior Notes due 2014	$425,000,000	100%	$425,000,000	$53,847.50

Guarantees of the 6 1/8% Senior Notes due 2014	$425,000,000	N/A	N/A	(2)

6 3/8% Senior Notes due 2011	$275,000,000	100%	$275,000,000	$34,842.50

Guarantees of the 6 3/8% Senior Notes due 2011	$275,000,000	N/A	N/A	(2)

7 3/8% Senior Unsecured Notes due 2014	$400,000,000	100%	$400,000,000	$50,680.00

Guarantees of the 7 3/8% Senior Unsecured Notes due 2014	$400,000,000	N/A	N/A	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

SUBSIDIARY GUARANTORS

Action Disposal, Inc.

Adrian Landfill, Inc.
Ada County Development Company, Inc.
ADS of Illinois, Inc.
Agri-tech, Inc. of Oregon
Alabama Recycling Services, Inc.
Albany-Lebanon Sanitation, Inc.
Allied Waste Industries (Arizona), Inc.
Allied Waste Industries (Southwest), Inc.
Allied Waste Industries of Illinois, Inc.
Allied Waste of California, Inc.
Allied Waste of New Jersey, Inc.
Allied Waste Industries of Northwest Indiana, Inc.
Allied Waste Rural Sanitation, Inc.
American Disposal Services of Kansas, Inc.
American Disposal Services of New Jersey, Inc.
American Disposal Services of West Virginia, Inc.
American Disposal Transfer Services of Illinois, Inc.
American Materials Recycling Corp.
American Sanitation, Inc.
American Transfer Company, Inc.
Apache Junction Landfill Corporation
Atlantic Waste Holding Company, Inc.
Automated Modular Systems, Inc.
Belleville Landfill, Inc.
BFI Transfer Systems of New Jersey, Inc.
BFI Waste Systems of New Jersey, Inc.
Bio-Med of Oregon, Inc.
Bond County Landfill, Inc.
Borrego Landfill, Inc.
Brickyard Disposal & Recycling, Inc.
Browning-Ferris Industries, Inc. (MA corp.)
Browning-Ferris Industries of California, Inc.
Browning-Ferris Industries of Florida, Inc.
Browning-Ferris Industries of New Jersey, Inc.
Browning-Ferris Industries of New York, Inc.
Browning-Ferris Industries of Tennessee, Inc.
Bunting Trash Service, Inc.
Capitol Recycling and Disposal, Inc.
CC Landfill, Inc.
C.C. Boyce & Sons, Inc.
Celina Landfill, Inc.
Central Sanitary Landfill, Inc.
Chambers Development of North Carolina, Inc.
Champion Recycling, Inc.
Charter Evaporation Resource Recovery Systems
Cherokee Run Landfill, Inc.
Chestnut Equipment Leasing Corp.
Citizens Disposal, Inc.
City-Star Services, Inc.
Clarkston Disposal, Inc.
Cocopah Landfill, Inc.
Copper Mountain Landfill, Inc.
Corvallis Disposal Co.
County Disposal (Ohio), Inc.
County Landfill, Inc.
Dallas Disposal Co.
Delta Container Corporation
Delta Dade Recycling Corp.
Delta Paper Stock Co.
Delta Resources Corp.
Delta Site Development Corp.
Delta Waste Corp.
Dempsey Waste Systems II, Inc.
Dinverno, Inc.
Dowling Industries, Inc.
DTC Management, Inc.
Eagle Industries Leasing, Inc.
ECDC Environmental of Humbolt County, Inc.
ECDC Holdings, Inc.
Elder Creek Transfer & Recovery, Inc.
Environmental Development Corp. (DE)
Environmental Reclamation Company
Environtech, Inc.
Evergreen Scavenger Service, Inc.
Forward, Inc.
F.P. McNamara Rubbish Removal, Inc.
Fred Barbara Trucking Co., Inc.
G. Van Dyken Disposal Inc.
GEK, Inc.
General Refuse Rolloff Corp.
Georgia Recycling Services, Inc.
Golden Waste Disposal, Inc.
Grants Pass Sanitation, Inc.
Great Lakes Disposal Services, Inc.
Gulfcoast Waste Service, Inc.
Harland’s Sanitary Landfill, Inc.
Illinois Landfill, Inc.
Illinois Recycling Services, Inc.
Illinois Valley Recycling, Inc.
Imperial Landfill, Inc.
Independent Trucking Company
Ingrum Waste Disposal, Inc.
International Disposal Corp. of California
Island Waste Services Ltd.
Jetter Disposal, Inc.
Kankakee Quarry, Inc.
Keller Canyon Landfill Company
Keller Drop Box, Inc.
La Canada Disposal Company, Inc.
Lake Norman Landfill, Inc.
LandComp Corporation
Lathrop Sunrise Sanitation Corporation
Lee County Landfill, Inc.

Loop Recycling, Inc.
Loop Transfer, Incorporated
Louis Pinto & Son, Inc., Sanitation Contractors
Lucas County Land Development, Inc.
Mamaroneck Truck Repair, Inc.
Manumit of Florida, Inc.
McInnis Waste Systems, Inc.
Mesa Disposal, Inc.
Mississippi Waste Paper Company
Mountain Home Disposal, Inc.
NationsWaste Catawba Regional Landfill, Inc.
NationsWaste, Inc.
Ncorp, Inc.
Newco Waste Systems of New Jersey, Inc.
New Morgan Landfill Company, Inc.
Noble Road Landfill, Inc.
Oakland Heights Development, Inc.
Otay Landfill, Inc.
Ottawa County Landfill, Inc.
Palomar Transfer Station, Inc.
Paper Recycling Systems, Inc.
Peltier Real Estate Company
Pittsburg County Landfill, Inc.
Portable Storage, Inc.
Preble County Landfill, Inc.
Price & Sons Recycling Company
Prime Carting, Inc.
PSI Waste Systems, Inc.
R.C. Miller Enterprises, Inc.
R.C. Miller Refuse Service, Inc.
RCS, Inc.
Rabanco, Ltd.
Rabanco Recycling, Inc.
Ramona Landfill, Inc.
Recycling Associates Inc.
Resource Recovery, Inc.
Rock Road Industries, Inc.
Ross Bros. Waste & Recycling Co.
Rossman Sanitary Service, Inc.
Roxana Landfill, Inc.
Royal Holdings, Inc.
Saline County Landfill, Inc.
Sangamon Valley Landfill, Inc.
Sanitary Disposal Service, Inc.
San Marcos NCRRF, Inc.
Sauk Trail Development, Inc.
Shred-All Recycling Systems, Inc.
Source Recycling, Inc.
Southwest Regional Landfill, Inc.
S & S Recycling, Inc.
Standard Disposal Services, Inc.
Standard Environmental Services, Inc.
Standard Waste, Inc.
Streator Area Landfill, Inc.
Suburban Carting Corp.
Suburban Transfer, Inc.
Suburban Warehouse, Inc.
Summit Waste Systems, Inc.
Sunrise Sanitation Service, Inc.
Sunset Disposal, Inc.
Sunset Disposal Service, Inc.
Sycamore Landfill, Inc.
Tate’s Transfer Systems, Inc.
Tennessee Union County Landfill, Inc.
Thomas Disposal Service, Inc.
Tom Luciano’s Disposal Service, Inc.
Total Solid Waste Recyclers, Inc.
Tri-State Recycling Services, Inc.
Tri-State Refuse Corporation
Trottown Transfer, Inc.
United Disposal Service, Inc.
Upper Rock Island County Landfill, Inc.
Valley Landfills, Inc.
Vining Disposal Service, Inc.
Wasatch Regional Landfill, Inc.
Waste Control Systems, Inc.
Wayne County Landfill IL, Inc.
WDTR, Inc.
Williamette Resources, Inc.
Williams County Landfill, Inc.
WJR Environmental, Inc.

SCHEDULE B

SUBSIDIARY GUARANTORS

AAWI, Inc.

ADS, Inc.
Allied Acquisition Pennsylvania, Inc.
Allied Acquisition Two, Inc.
Allied Enviro Engineering, Inc. (TX corp.)
Allied Enviroengineering, Inc.
Allied Green Power, Inc.
Allied Waste Alabama, Inc.
Allied Waste Company, Inc.
Allied Waste Hauling of Georgia, Inc.
Allied Waste Industries (New Mexico), Inc.
Allied Waste Industries of Georgia, Inc.
Allied Waste Industries of Tennessee, Inc.
Allied Waste Landfill Holdings, Inc.
Allied Waste of Long Island, Inc.
Allied Waste Services, Inc. (TX corp.)
Allied Waste Systems, Inc. (DE corp.)
Allied Waste Transportation, Inc.
American Disposal Services, Inc.
American Disposal Services of Illinois, Inc.

American Disposal Services of Missouri, Inc.
Area Disposal Inc.
Attwoods of North America, Inc.
Autoshred, Inc.
AWIN Management, Inc.
BFI Atlantic, Inc.
BFI Energy Systems of Albany, Inc.
BFI Energy Systems of Delaware County, Inc.
BFI Energy Systems of Essex County, Inc.
BFI Energy Systems of Hempstead, Inc.
BFI Energy Systems of Niagara, Inc.
BFI Energy Systems of Niagara II, Inc.
BFI Energy Systems of SEMASS, Inc.
BFI Energy Systems of Southeastern Connecticut, Inc.
BFI International, Inc.
BFI Ref-Fuel, Inc.
BFI TransRiver (GP), Inc.
BFI Waste Systems of North America, Inc.
Browning-Ferris Financial Services, Inc.
Browning-Ferris, Inc.
Browning-Ferris Industries, Inc. (DE corp.)
Browning-Ferris Industries Chemical Services, Inc.
Browning-Ferris Industries of Illinois, Inc.
Browning-Ferris Industries of Ohio, Inc.
Browning-Ferris Services, Inc.
CECOS International, Inc.
City Garbage, Inc.
Containerized, Inc. of Texas
County Disposal, Inc.
Denver RL North, Inc.
EOS Environmental, Inc.
Liberty Waste Holdings, Inc.
Organized Sanitary Collectors and Recyclers, Inc.
Oscar’s Collection Systems of Fremont, Inc.
Pinal County Landfill Corp.
Port Clinton Landfill, Inc.
Risk Services, Inc.
Southwest Waste, Inc.
Super Services Waste Management, Inc.
Taylor Ridge Landfill, Inc.
The Ecology Group, Inc.
Tricil (N.Y.), Inc.
Wastehaul, Inc.
Waste Services of New York, Inc.
Woodlake Sanitary Service, Inc.

SCHEDULE C

SUBSIDIARY GUARANTORS

Allied Waste Systems Holdings, Inc.

SCHEDULE D

SUBSIDIARY GUARANTORS

Sand Valley Holdings, L.L.C.

SCHEDULE E

SUBSIDIARY GUARANTORS

Allied Nova Scotia, Inc.

SCHEDULE F

SUBSIDIARY GUARANTORS

BFI Waste Services of Tennessee, LLC

SCHEDULE G

SUBSIDIARY GUARANTORS

Allied Transfer Systems of New Jersey, LLC

Allied Waste of New Jersey — New York, LLC
Allied Waste Sycamore Landfill, LLC
Allied Waste Systems of New Jersey, LLC
Anderson Regional Landfill, LLC
Anson County Landfill NC, LLC
Autauga County Landfill, LLC
BFI Waste Services of Massachusetts, LLC
BFI Waste Services of Tennessee, LLC
BFI Transfer Systems of Alabama, LLC
BFI Transfer Systems of Georgia, LLC
BFI Transfer Systems of Massachusetts, LLC
BFI Transfer Systems of Maryland, LLC
BFI Transfer Systems of Mississippi, LLC
BFI Transfer Systems of Virginia, LLC
BFI Waste Services of Pennsylvania, LLC
BFI Waste Systems of Alabama, LLC
BFI Waste Systems of Georgia, LLC
BFI Waste Systems of Louisiana, LLC
BFI Waste Systems of Missouri, LLC

BFI Waste Systems of Oklahoma, LLC
BFI Waste Systems of Tennessee, LLC
BFI Waste Systems of Virginia, LLC
Bridgeton Landfill, LLC
Bridgeton Transfer Station, LLC
Brundidge Landfill, LLC
Brunswick Waste Management Facility, LLC
Butler County Landfill, LLC
Chilton Landfill, LLC
Courtney Ridge Landfill, LLC
ECDC Logistics, LLC
Ellis Scott Landfill MO, LLC
Flint Hill Road, LLC
Forest View Landfill, LLC
Gateway Landfill, LLC
Great Plains Landfill OK, LLC
Greenridge Waste Services, LLC
Greenridge Reclamation, LLC
Harrison County Landfill, LLC
Jackson County Landfill, LLC
Jefferson City Landfill, LLC
Lee County Landfill SC, LLC
Lemons Landfill, LLC
Little Creek Landing, LLC
Metro Enviro Transfer, LLC
Missouri City Landfill, LLC
New York Waste Services, LLC
Northeast Landfill, LLC
Pinecrest Landfill OK, LLC
Polk County Landfill, LLC
Prince George’s County Landfill, LLC
Show-Me Landfill, LLC
Southeast Landfill, LLC
Willow Ridge Landfill, LLC

SCHEDULE H

SUBSIDIARY GUARANTORS

Abilene Landfill TX, LP

BFI Waste Services of Indiana, LP
BFI Waste Services of Texas, LP
BFI Waste Systems of Indiana, LP
BFI Transfer Systems of Texas, LP
Blue Ridge Landfill TX, LP
Brenham Total Roll-Offs, LP
Camelot Landfill TX, LP
Crow Landfill TX, L.P.
Donna Development Co. TX, LP
El Centro Landfill, L.P.
Ellis County Landfill TX, L.P.
Fort Worth Landfill TX, LP
Frontier Waste Services, L.P.
Galveston County Landfill TX, LP
Golden Triangle Landfill TX, LP
Greenwood Landfill TX, LP
Gulf West Landfill TX, LP
Houston Towers TX, LP
Itasca Landfill TX, LP
Kerrville Landfill TX, LP
Lewisville Landfill TX, LP
Mars Road TX, LP
McCarty Road Landfill TX, LP
Mesquite Landfill TX, LP
Mexia Landfill TX, LP
Panama Road Landfill, TX, L.P.
Pinehill Landfill TX, LP
Pleasant Oaks Landfill TX, LP
Rio Grande Valley Landfill TX, LP
Royal Oaks Landfill TX, LP
South Central Texas Land Co. TX, LP
Southwest Landfill TX, LP
Turkey Creek Landfill TX, LP
Victoria Landfill TX, LP
Whispering Pines Landfill TX, LP

SCHEDULE I

SUBSIDIARY GUARANTORS

Bridgeton Transfer Station, LLC

SCHEDULE J

SUBSIDIARY GUARANTORS

Benton County Development Company

Clinton County Landfill Partnership
County Line Landfill Partnership
Illiana Disposal Partnership
Key Waste Indiana Partnership
Lake County C&D Development Partnership
Newton County Landfill Partnership
Springfield Environmental General Partnership

SCHEDULE K

SUBSIDIARY GUARANTORS

Allied Gas Recovery Systems, L.L.C.

Allied Services, LLC
AWIN Leasing II, LLC
BFI Waste Services, LLC

SCHEDULE L

SUBSIDIARY GUARANTORS

D & L Disposal, L.L.C.

Envotech-Illinois, L.L.C.
Liberty Waste Services of McCook, L.L.C.

SCHEDULE M

SUBSIDIARY GUARANTORS

Total Roll-Offs, L.L.C.

SCHEDULE N

SUBSIDIARY GUARANTORS

Evergreen Scavenger Service, L.L.C.

Liberty Waste Services of Illinois, L.L.C.
Packerton Land Company, L.L.C.

SCHEDULE O

SUBSIDIARY GUARANTORS

Liberty Waste Services Limited, L.L.C.

SCHEDULE P

SUBSIDIARY GUARANTORS

BFGSI, L.L.C.

SCHEDULE Q

SUBSIDIARY GUARANTORS

ECDC Environmental, L.C.

SCHEDULE R

SUBSIDIARY GUARANTORS

Oklahoma City Landfill, LLC

SCHEDULE S

SUBSIDIARY GUARANTORS

Rabanco Companies

SCHEDULE T

SUBSIDIARY GUARANTORS

Regional Disposal Company

SCHEDULE U

SUBSIDIARY GUARANTORS

VHG, Inc.

SCHEDULE V

SUBSIDIARY GUARANTORS

Warner Hill Development Company

SCHEDULE W

SUBSIDIARY GUARANTORS

Allied Waste Holdings (Canada) Ltd.

SCHEDULE X

SUBSIDIARY GUARANTORS

Blue Ridge Landfill General Partnership

Green Valley Landfill General Partnership
Moorhead Landfill General Partnership

SCHEDULE Y

SUBSIDIARY GUARANTORS

Frontier Waste Services (Utah), LLC

Frontier Waste Services (Colorado), LLC
Frontier Waste Services of Louisiana, L.L.C.

SCHEDULE Z

SUBSIDIARY GUARANTORS

BFI Transfer Systems of DC, LLC

BFI Waste Systems of Mississippi, LLC
BFI Transfer Systems of Pennsylvania, LLC
BFI Waste Systems of Arkansas, LLC
BFI Waste Systems of Kentucky, LLC
BFI Waste Systems of North Carolina, LLC
BFI Waste Systems of Massachusetts, LLC
BFI Waste Systems of Pennsylvania, LLC
BFI Waste Systems of South Carolina, LLC
General Refuse Service of Ohio, LLC
Local Sanitation of Rowan County, L.L.C.
Webster Parish Landfill, L.L.C.

SCHEDULE AA

SUBSIDIARY GUARANTORS

E Leasing Company, LLC

SCHEDULE BB

SUBSIDIARY GUARANTORS

H Leasing Company, LLC

SCHEDULE CC

SUBSIDIARY GUARANTORS

N Leasing Company, LLC

SCHEDULE DD

SUBSIDIARY GUARANTORS

S Leasing Company, LLC

SCHEDULE EE

SUBSIDIARY GUARANTORS

BFI Energy Systems of Southeastern Connecticut,      Limited Partnership

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2004.

PROSPECTUS

ALLIED WASTE NORTH AMERICA, INC.

OFFER TO EXCHANGE

$350,000,000 principal amount of its 6 1/2% Series B Senior Notes due 2010,

which have been registered under the Securities Act,
for any and all of its outstanding 6 1/2% Series A Senior Notes due 2010,
$400,000,000 principal amount of its 5 3/4% Series B Senior Notes due 2011, which have been registered under the Securities Act,
for any and all of its outstanding 5 3/4% Series A Senior Notes due 2011,
$425,000,000 principal amount of its 6 1/8% Series B Senior Notes due 2014, which have been registered under the Securities Act,
for any and all of its outstanding 6 1/8% Series A Senior Notes due 2014,
$275,000,000 principal amount of its 6 3/8% Series B Senior Notes due 2011, which have been registered under the Securities Act,
for any and all outstanding 6 3/8% Series A Senior Notes due 2011,
$400,000,000 principal amount of its 7 3/8% Series B Senior Unsecured Notes due 2014,
which have been registered under the Securities Act,
for any and all outstanding 7 3/8% Series A Senior Unsecured Notes due 2014

     We are offering to exchange our 6 1/2% series B senior notes due 2010, or the “2010 exchange notes,” for our currently outstanding 6 1/2% series A senior notes due 2010, or the “2010 outstanding notes,” our 5 3/4% series B senior notes due 2011, or the “February 2011 exchange notes,” for our currently outstanding 5 3/4% series A senior notes due 2011, or the “February 2011 outstanding notes,” our 6 1/8% series B senior notes due 2014, or the “February 2014 exchange notes,” for our currently outstanding 6 1/8% series A senior notes due 2014, or the “February 2014 outstanding notes,” our 6 3/8% series B senior notes due 2011, or the “April 2011 exchange notes,” for our currently outstanding 6 3/8% series A senior notes due 2011, or the “April 2011 outstanding notes,” and our 7 3/8% series B senior unsecured notes due 2014, or the “April 2014 exchange notes,” for our currently outstanding 7 3/8% series A senior unsecured notes due 2014, or the “April 2014 outstanding notes.” The 2010 exchange notes, February 2011 exchange notes, the February 2014 exchange notes, the April 2011 exchange notes and the April 2014 exchange notes are collectively referred to in this prospectus as the “exchange notes.” The 2010 outstanding notes, February 2011 outstanding notes, the February 2014 outstanding notes, the April 2011 outstanding notes and the April 2014 outstanding notes are collectively referred to in this prospectus as the “outstanding notes.” The exchange notes are substantially identical to the applicable series of outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the applicable series of outstanding notes and we will issue the exchange notes under the same applicable indenture. We refer to the outstanding notes and the exchange notes collectively in this prospectus as the “notes.”

     The exchange notes will be fully guaranteed by our parent, Allied Waste Industries, Inc. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our senior credit facility. If we cannot make scheduled payments on the exchange notes, the guarantors will be required to make them for us. The exchange notes and the guarantees will rank equal in right of payment to our current and future senior debt and will rank senior in right of payment to our current and future subordinated debt. So long as any of our indebtedness other than our senior credit facility is secured, the exchange notes, other than the April 2014 exchange notes, will be equally and ratably secured with such other indebtedness and our senior credit facility by the stock and assets of some of our subsidiaries.

     The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2004, unless extended.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

     Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

      Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 14.

     Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2004.

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the completion of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION	ii
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	ii
PROSPECTUS SUMMARY	1
RISK FACTORS	14
USE OF PROCEEDS	30
CAPITALIZATION	32
SELECTED FINANCIAL DATA	34
DESCRIPTION OF THE EXCHANGE NOTES	37
PLAN OF DISTRIBUTION	71
CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES	72
LEGAL MATTERS	73
EXPERTS	73
EX-5.1
EX-21.1
EX-23.1
EX-25.1
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6

      In this prospectus:

•	“Allied NA” refers to Allied Waste North America, Inc., the issuer of the notes, and its direct and indirect subsidiaries; and

•	“Allied” or “we,” “us” or “our” refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA.

WHERE YOU CAN FIND MORE INFORMATION

      Allied NA, Allied and the guarantor subsidiaries have filed with the U.S. Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-4, the “exchange offer registration statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Allied NA, Allied, the guarantor subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

      The indenture governing the outstanding notes provides that we or Allied NA will furnish to the holders of the notes copies of the periodic reports required to be filed by us or Allied NA with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which we refer to collectively as the Exchange Act. Even if neither we nor Allied NA is subject to the periodic reporting and informational requirements of the Exchange Act, we or Allied NA will make such filings to the extent that such filings are accepted by the SEC. Furthermore, we will provide the trustee for the notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time, we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the SEC or is prohibited by the Exchange Act, we will then provide promptly upon written request copies of such reports to prospective purchasers of the notes.

      You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 9 or Item 12 of Form 8-K) until our offering is completed or terminated.

(a) Allied’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed on March 15, 2004 (excluding the audited consolidated financial statements and those sections subsequently superceded by the information included in our Current Report on Form 8-K, filed May 10, 2004);

(b) Allied’s Proxy Statement related to the annual meeting to be held on May 21, 2004, filed April 14, 2004;

ii

(c) Allied’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed May 6, 2004; and

(d) Allied’s Current Report on Form 8-K, filed on May 10, 2004.

      Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You may request a copy of these filings, at no cost, by writing or telephoning us at Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone: (480) 627-2700, Attention: Investor Relations. You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com; however, the information found on our website is not considered part of this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than                     , 2004, five days prior to the expiration of the exchange offer.

      This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus, including the documents that we incorporate by reference, contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee” or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described under the heading “Risk Factors” and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this prospectus are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

iii

PROSPECTUS SUMMARY

      This summary highlights selected information contained elsewhere in this prospectus and may not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the “Risk factors” and the financial statements and the related notes which are incorporated by reference in this prospectus. Unless the context requires otherwise, reference in this prospectus to:

•	“Allied NA” refers to Allied Waste North America, Inc., the issuer of the notes, and its direct and indirect subsidiaries, and

•	“Allied,” “we,” or “our” refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA.

The Company

Overview

      We are the second largest, non-hazardous solid waste management company in the United States. We provide collection, transfer, recycling and disposal services for approximately 10 million residential, commercial and industrial customers. We operate as a vertically integrated company which entails picking up waste from businesses and residences and disposing of that waste in our own landfills to the extent that it is economically beneficial (referred to as internalization). This allows us greater stability in and control over the waste flow into our landfills and, therefore, greater control over the cash flow stability in our business.

      As of March 31, 2004, we served our customers through a network of 312 collection companies, 164 transfer stations, 166 active landfills and 57 recycling facilities in 37 states. We reported revenues of approximately $5.2 billion for the years ended December 31, 2003 and 2002, and generated revenues of approximately $5.3 billion for the twelve months ended March 31, 2004. During the years ended December 31, 2003 and 2002, we generated operating cash flows of approximately $783.9 million and $976.6 million, and reinvested approximately $491.8 million and $536.3 million of capital into the business, respectively. During 2003, we reduced our debt balance by $648 million to $8.2 billion and our debt to total capitalization was 76.6% and 82.1% at December 31, 2003 and 2002, respectively. Our current business objectives are to focus on internal growth and generate cash flow to repay debt.

      Our management philosophy utilizes a decentralized operating model, with centralized management oversight and centralized control functions and activities related to risk management and regulatory compliance. Because the waste collection and disposal business is a very local business, operations and opportunities differ in each of our markets. By utilizing a decentralized operating model, the day-to-day operating decisions are made locally, close to the customer. We believe that this model allows us to maximize the growth and development opportunities in each market in which we operate and has largely contributed to our ability to operate the business efficiently, while maintaining effective controls over our operations and administrative matters, including financial reporting and risk management.

      We acquire companies within the waste industry that either provide additional infrastructure, such as landfills and transfer stations in existing markets, or tuck into our existing collection companies and enhance our internalization and profitability in a market. Since 2001, we have funded the acquisition of companies through the proceeds from divestitures of our own assets that were not operating in a manner consistent with our business model.

Industry Trends

      Based on industry data, we estimate that the non-hazardous solid waste industry in the United States generates approximately $42 billion of annual revenue from publicly traded companies, municipalities and privately held companies. Publicly traded companies generate approximately 49% of the revenues, while municipalities and private companies generate the remaining revenues. Presently, the three largest publicly traded companies in the waste management industry in the United States generate over 90% of the public company revenues.

Business Strategy

      Our business strategy is aimed at maximizing operating cash flows to reinvest in our business and to continue to pay down debt. The components of this strategy include:

      Vertical Integration and Internalization. Vertical integration has been and continues to be the key element of our business strategy. The fundamental objective of the vertical integration business model is to control the waste stream from the point of collection through disposal, thereby optimizing the economics of the waste stream by achieving a high rate of waste internalization. We have built, through market-specific acquisitions, vertically integrated operations typically consisting of collection companies, transfer stations, recycling facilities and landfills. Within our markets, we seek to strengthen our competitive position and improve our financial returns by acquiring assets that provide or improve the infrastructure for a vertically integrated market and to increase the density of our collection routes. We also may divest of operations in markets in which over the long-term we cannot successfully build a vertically integrated structure. We believe that we can realize competitive advantages by continuously implementing this strategy across existing and selected new markets in the United States. Our internalization rate, as measured by collection volumes, was approximately 72% at the end of 2003 and 71% at the end of 2002.

      Focus on Customer Service Excellence. Decentralized operations and local management characterize our operations-oriented business strategy. Historically, we have successfully focused our management development activities on recruiting and retaining operating managers with extensive industry and local market experiences. Our senior operating management each average over 25 years of industry experience. By continuing to hire and retain experienced, local market-oriented managers, we believe that we are well positioned to react to customer needs and changes in our markets and are able to capitalize on growth opportunities. The focus on customer service is supported by investing in and maintaining a quality asset base and providing training programs that maximize our operational excellence.

      Internal Development and Incremental Acquisitions. Our focus is on achieving a sustainable rate of long-term growth and efficiently operating our assets. We intend to increase revenues by increasing collection and disposal volumes. We also intend to increase revenue by increasing the rates we charge for the services we provide. We intend to supplement this internal growth with acquisitions of operating assets in existing markets, such as landfills and transfer stations, and tuck-in acquisitions of privately owned solid waste collection and disposal operations. We are continuously evaluating our existing operating assets to determine if we are maximizing our market density and internalization. To the extent certain operating assets are not performing at efficient levels, we may examine opportunities to provide greater efficiencies through tuck-in acquisitions or ultimately determine to divest of such assets and reallocate resources to other markets. We also intend to examine opportunities when government entities privatize the operation of all or part of their solid waste systems. In addition, we seek to maintain broad domestic geographic diversification in our operations through market development initiatives.

      Maintaining Financial Capacity and Infrastructure for Future Growth. We seek to implement our business strategy by maintaining sufficient financial capacity and effective administrative systems and controls. Our operating cash flows have historically been sufficient to fund our debt service, working capital and capital expenditure requirements, and we maintain revolving line of credit capacity which has been sufficient to handle seasonal and other peak spending requirements. Cash flows in excess of current year debt maturities have been applied to future maturities.

      Our system of internal controls is implemented through clear policies and procedures and appropriate delegation of authority and segregation of responsibility. Our company policies establish a philosophy of conducting operations in a responsible and ethical manner, including the manner in which we handle operations that impact the surrounding environment. Senior management is committed to establishing and fostering an environment of integrity and ethical conduct. Our comprehensive internal audit function assists management in the oversight and evaluation of the effectiveness of the system of internal controls. Our system of internal controls is reviewed, modified and improved as changes occur in business conditions and our operations.

Operations

      Our revenue mix (based on net revenues) for 2003 was approximately $3.9 billion collection, $633.4 million landfill, $400.6 million transfer, $194.8 million recycling and $124.5 million other. No one customer has individually accounted for more than 1% of our consolidated revenue in any of the last three years.

      Collection. Collection operations involve collecting and transporting non-hazardous waste from the point of generation to the site of disposal, which may be a transfer station or a landfill. Fees relating to collection services are based on collection frequency, type of equipment furnished (if any), special handling needs, the type and volume or weight of the waste collected, the distance traveled to the transfer station or disposal facility and the cost of disposal, as well as general competitive and prevailing local economic conditions. Depending on the customer being served, we generally provide solid waste collection under the following four service lines:

•	Commercial. We provide containerized non-hazardous solid waste disposal services to a wide variety of commercial and industrial customers. Commercial revenue represents approximately 35% of our collection revenue. We provide customers with containers that are designed to be lifted mechanically and emptied into a collection vehicle’s compaction hopper. Our commercial containers generally range in size from one to eight cubic yards. Commercial contract terms generally range from 1 to 3 years and commonly have renewal options.

•	Residential. We perform residential collection services under individual monthly subscriptions directly to households or under exclusive contracts with municipal governments that allow us to service all or a portion of the homes in the municipalities at established rates. Municipal contracts generally have a term of 3 to 5 years and commonly have renewal options. We seek to obtain municipal contracts that enhance the efficiency and profitability of our operations as a result of the density of collection customers within a given area. Residential revenue represents approximately 29% of our collection revenue, approximately 43% of which is subscription revenue and approximately 57% of which is municipal revenue. Prior to the end of the term of most municipal contracts, we will attempt to renegotiate the contract, and if unable to do so, will generally re-bid the contract on a sealed bid basis. We also make residential collection service arrangements directly with households. We seek to enter into residential service arrangements where the route density is high, thereby creating additional economic benefit. Residential collection fees are either paid by the municipalities out of tax revenues or service charges or are paid directly by the residents who receive the service.

•	Roll-Off. Roll-off revenue represents approximately 31% of our collection revenue. We provide roll-off collection services to a wide variety of commercial and industrial customers as well as residential customers. We provide customers with containers that are designed to be lifted mechanically and loaded onto the collection vehicle. Our roll-off containers generally range in size from 20 to 40 cubic yards. The collection vehicle returns to the transfer station or landfill after pulling the container from each customer. Contracts for roll-off containers may provide for temporary (such as the removal of waste from a construction site) or ongoing services.

•	Recycling. Recycling collection revenue represents approximately 5% of our total collection revenue. Recycling collection services includes curbside collection of recyclable materials for residential customers and commercial and industrial collection of recyclable materials. We generally charge recycling fees based on the service sought by the customer. The customer pays for the cost of removing, sorting and transferring recyclable materials downstream in the recycling process. The collection vehicle will collect the waste from many customers before traveling to a material recovery facility to deliver the recyclables.

      Transfer Stations. A transfer station is a facility where solid waste collected by third-party and company owned vehicles is consolidated and then transferred to and compacted in large, specially constructed trailers for transportation to disposal facilities. This consolidation reduces costs by increasing the density of the waste being transported through compaction and by improving utilization of collection personnel and equipment. We generally base fees upon such factors as the type and volume or weight of the waste transferred, the transport distance to the disposal facility, the cost of disposal and general competitive and economic conditions. We believe that as increased regulations and public pressure restrict the development of landfills in urban and suburban areas, transfer stations will continue to be used as an efficient means to transport waste over longer distances to available landfills.

      Landfills. Non-hazardous solid waste landfills are the primary method of disposal of solid waste in the United States. Currently, a landfill must be designed, permitted, operated and closed in compliance with comprehensive federal, state and local regulations, most of which are promulgated under Subtitle D of the Resource Conservation and Recovery Act. Operating procedures include excavation of earth, spreading and compacting of waste, and covering of waste with earth or other inert material. Disposal fees and the cost of transferring solid waste to the disposal facility place an economic restriction on the geographic scope of landfill operations in a particular market. Access to a disposal facility, such as a landfill, is necessary for all solid waste management companies. While access to disposal facilities owned or operated by unaffiliated parties can generally be obtained, we prefer, in keeping with our business strategy, to own or operate our own disposal facilities. This strategy ensures access and allows us to internalize disposal fees.

      Recycling — Commodity. We receive mixed waste materials at a materials recovery facility, which is often integrated into, or contiguous to, a transfer or collection operation. At the facility, we sort, separate, accumulate, bind or place in a container and ready for transport materials such as paper, cardboard, plastic, aluminum and other metals. We also engage in organic materials recycling and/or disposal. Cardboard and various grades of paper represented approximately 76% of our processed recyclable product in 2003. The purchaser of the recyclables generally pays for the sorted materials based on fluctuating spot-market prices. We seek to mitigate exposure to fluctuating commodity prices by entering into contractual agreements that set a minimum sales price on the recyclables and when possible passing through profit or loss from the sale of recyclables to customers.

Recent Transactions

      On April 20, 2004, we completed an offer to purchase (the “Tender Offer”) for cash $1,003,768,000 aggregate principal amount of the outstanding 10% Senior Subordinated Notes due 2009 of Allied NA, or “senior subordinated notes,” all of which were accepted for purchase by Allied NA for $1,077,529,418.

      The purchase price for the senior subordinated notes tendered in the Tender Offer was funded through:

•	the completed offering by Allied of $230 million in aggregate principal amount of its 4 1/4% senior subordinated convertible debentures due 2034;

•	the completed offerings by Allied NA of $275 million in aggregate principal amount of the April 2011 outstanding notes and $400 million in aggregate principal amount of the April 2014 outstanding notes; and

•	the proceeds from Allied NA’s recently funded $150 million term loan facility under its senior credit facility.

      The additional borrowings under our term loan facility, the senior subordinated convertible debentures offering, the April 2011 outstanding notes offering and the April 2014 outstanding notes offering, including the use of proceeds therefrom, and the payment of the initial purchasers’ and underwriters’ discounts and commissions and other expenses, including premiums to be paid for the retirement the senior subordinated notes purchased in the Tender Offer, with proceeds from additional borrowings under our revolving credit facility, are referred to throughout this prospectus as the “Refinancing Transactions.”

The Offering

      The outstanding notes were offered in reliance on exemptions from the registration requirements of the Securities Act. We used the gross proceeds from the offering of the 2010 outstanding notes to retire $350.0 million in aggregate principal amount of outstanding senior subordinated notes of Allied NA through open market repurchases. We used the gross proceeds from the offering of the February 2011 outstanding notes and the February 2014 outstanding notes to redeem $825.0 million in aggregate principal amount of Allied NA’s 7 7/8% senior notes due 2009 at a redemption price of 103.9375% of the principal amount thereof. We used the gross proceeds from the offering of the April 2011 outstanding notes and the April 2014 outstanding notes to retire $675.0 million in aggregate principal amount of outstanding senior subordinated notes of Allied NA in connection with the Refinancing Transactions. The initial purchasers’ discounts, commissions and other expenses, including the premium paid for the repurchase of the senior subordinated notes and the redemption of the 7 7/8% senior notes due 2009, incurred in connection with the offerings described above, were paid with proceeds from additional borrowings under our revolving credit facility or from available cash.

Outstanding Notes	The initial purchasers of the outstanding notes were Citigroup Global Markets Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Credit Suisse First Boston LLC, Deutsche Bank Securities Inc., Banc One Capital Markets Inc., BNP Paribas Securities Corp., Credit Lyonnais Securities (USA) Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc. and Wachovia Securities, Inc.. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

Registration Rights Agreements	In connection with the sale of the outstanding notes, we, Allied NA and the guarantor subsidiaries entered into five registration rights agreements with the initial purchasers. Under the terms of these agreements, we each agreed to:

• file a registration statement for the exchange offer and the exchange notes within 120 days after the issue date of the applicable series of outstanding notes;

• use our respective reasonable best efforts to cause the registration statement to become effective under the Securities Act within 210 days after the issue date of the applicable series of outstanding notes;

• use our respective reasonable best efforts to consummate the exchange offer within 45 days after the effective date of our registration statement; and

• file a shelf registration statement for the resale of the applicable series of outstanding notes under certain circumstances and use our respective reasonable best efforts to cause such shelf registration statement to become effective under the Securities Act.

If we do not meet one of these requirements, we must pay additional interest on the applicable series of outstanding notes until we meet the requirement. The exchange offer is being made pursuant to the registration rights agreements and is intended to satisfy the rights granted under the registration rights agreements, which rights terminate upon completion of the exchange offer. See “The Exchange Offer — Purpose of the Exchange Offer.”

The Exchange Offer

      The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see “The Exchange Offer.”

Securities Offered	$350,000,000 in aggregate principal amount of 6 1/2% Series B Senior Notes due 2010.

$400,000,000 in aggregate principal amount of 5 3/4% Series B Senior Notes due 2011.

$425,000,000 in aggregate principal amount of 6 1/8% Series B Senior Notes due 2014.

$275,000,000 in aggregate principal amount of 6 3/8% Series B Senior Notes due 2011.

$400,000,000 in aggregate principal amount of 7 3/8% Series B Senior Unsecured Notes due 2014.

Exchange Offer	Allied NA is offering to exchange $1,000 principal amount of its 6 1/2% Series B Senior Notes due 2010, 5 3/4% Series B Senior Notes due 2011, 6 1/8% Series B Senior Notes due 2014, 6 3/8% Series B Senior Notes due 2011 and 7 3/8% Series B Senior Unsecured Notes due 2014, which have been registered under the Securities Act, for each $1,000 principal amount of its currently outstanding 6 1/2% Series A Senior Notes due 2010, 5 3/4% Series A Senior Notes due 2011, 6 1/8% Series A Senior Notes due 2014, 6 3/8% Series A Senior Notes due 2011 and 7 3/8% Series A Senior Unsecured Notes due 2014. We will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on , 2004. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount. The form and terms of the exchange notes are the same as the form and terms of the applicable series of outstanding notes except that:

• the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

• the exchange notes bear a series B designation and a different CUSIP number than the outstanding notes; and

• the holders of the exchange notes will not be entitled to certain rights under the applicable registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

See “The Exchange Offer.”

Transferability of Exchange Notes	We believe that you will be able to freely transfer the exchange notes without registration or any prospectus delivery requirement so long as you may accurately make the representations listed under “The Exchange Offer — Transferability of the Exchange Notes.” If you are a broker-dealer that acquired outstanding notes as a result of market-making or other trading activities, you must deliver a prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2004, unless we decide to extend the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, some of which may be waived by us. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to accept the exchange offer, you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

By executing the letter of transmittal, you will represent to us that, among other things:

• you, or the person or entity receiving the related exchange notes, are acquiring the exchange notes in the ordinary course of business;

• neither you nor any person or entity receiving the related exchange notes is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

• neither you nor any person or entity receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

• neither you nor any person or entity receiving the related exchange notes is an “affiliate” of Allied NA or the guarantors, as that term is defined under Rule 405 of the Securities Act; and

• you are not acting on behalf of any person or entity who could not truthfully make these statements.

See “The Exchange Offer — Procedures for Tendering Outstanding Notes” and “Plan of Distribution.”

Effect of Not Tendering	Any outstanding notes that are not tendered or that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See “The Exchange Offer — Effect of Not Tendering.”

Interest on the Exchange Notes and the Outstanding Notes	The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the applicable series of notes or, if no interest has been paid, from the issue date of the applicable series of outstanding notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

Withdrawal Rights	Tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Federal Tax Consequences	There will be no federal income tax consequences to you if you exchange your outstanding notes for exchange notes in the exchange offer. See “Certain United States Federal Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. See “Use of Proceeds.”

Exchange Agent	U.S. Bank National Association, the trustee under the indentures, is serving as exchange agent in connection with the exchange offer.

Terms of the Exchange Notes

      The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the outstanding notes. For a more complete description of the terms of the exchange notes, see “Description of the Exchange Notes.”

Issuer	Allied Waste North America, Inc.

Securities Offered	$350,000,000 in aggregate principal amount of its 6 1/2% Series B Senior Notes due 2010.

$400,000,000 in aggregate principal amount of its 5 3/4% Series B Senior Notes due 2011.

$425,000,000 in aggregate principal amount of its 6 1/8% Series B Senior Notes due 2014.

$275,000,000 in aggregate principal amount of its 6 3/8% Series B Senior Notes due 2011.

$400,000,000 in aggregate principal amount of its 7 3/8% Series B Senior Unsecured Notes due 2014.

Maturity Date	6 1/2% Senior Notes due 2010: November 15, 2010.

5 3/4% Senior Notes due 2011: February 15, 2011.

6 1/8% Senior Notes due 2014: February 15, 2014.

6 3/8% Senior Notes due 2011: April 15, 2011.

7 3/8% Senior Unsecured Notes due 2014: April 15, 2014.

Interest Payment Dates	The interest payment dates for the 2010 exchange notes, February 2011 exchange notes and February 2014 exchange notes is February 15 and August 15 of each year beginning August 15, 2004.

The interest payment dates for the April 2011 exchange notes and April 2014 exchange notes is April 15 and October 15 of each year beginning October 15, 2004.

Guarantees	The exchange notes will be fully guaranteed by our parent, Allied Waste Industries, Inc. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our senior credit facility. Certain of our subsidiaries will not guarantee the exchange notes. As of and for the three months ended March 31, 2004, the non-guarantor subsidiaries represented in the aggregate approximately 11% of our consolidated assets and 4% of our consolidated revenues. If Allied NA cannot make payments on the exchange notes when they are due, Allied or the guarantor subsidiaries must make them instead. For a discussion of the risks relating to the guarantees, see “Risk Factors — Subsidiaries that guarantee the exchange notes may not guarantee the exchange notes in the future under certain circumstances” and “Risk Factors — Federal and state statutes may allow courts to further subordinate or void the guarantees. Federal and state statutes allow courts, under specific circumstances, to void or subordinate guarantees and require noteholders to return payments received from guarantors.”

Collateral	So long as any of our indebtedness other than our senior credit facility is secured, each series of exchange notes, except the April 2014 exchange notes, will be equally and ratably secured with such other indebtedness and our senior credit facility by a pledge of the stock of substantially all of the subsidiaries of BFI and certain of our other wholly-owned subsidiaries, and a security interest in the assets of BFI, substantially all of its domestic subsidiaries and certain of our other wholly-owned subsidiaries. Assuming we had completed the Refinancing Transactions on March 31, 2004, the collateral securing the exchange notes other than the April 2014 exchange notes would have also secured approximately $1.7 billion of other indebtedness outstanding under our senior credit facility and approximately $3.5 billion of other senior notes issued by Allied NA and BFI. The trustee for the indentures under which the exchange notes will be issued will not control the collateral. The collateral securing the exchange notes will be held and controlled by the collateral trustee for the equal and ratable benefit of all of the holders of our senior secured debt. In addition, the collateral can be released and the exchange notes can become unsecured under certain circumstances. For a discussion of the risks relating to the collateral securing the exchange notes, see “Risk Factors — The trustee under the indentures will not control the collateral and the exchange notes may become unsecured or the collateral securing the exchange notes may be diluted under certain circumstances.”

Ranking	The exchange notes and the guarantees will be senior secured obligations of Allied NA and the guarantors. The exchange notes will rank equal in right of payment to our current and future senior debt and will rank senior in right of payment to our current and future subordinated debt. The exchange notes will be effectively subordinated to the debt under our senior credit facility and any future debt to the extent such debt is secured by collateral that does not secure the exchange notes. The April 2014 exchange notes will be effectively subordinated to all of our secured debt to the extent of the value of the collateral securing such debt. In addition, the exchange notes and the guarantees will be effectively junior to any liabilities, including trade payables, of our non-guarantor subsidiaries. Assuming we had completed the Refinancing Transactions on March 31, 2004, we would have had:

• senior secured debt under our senior credit facility of approximately $1.7 billion;

• senior secured debt, other than debt under our senior credit facility, of approximately $5.1 billion;

• senior debt obligations, consisting of solid waste revenue bond obligations and the April 2014 outstanding notes, of approximately $706 million; and

• senior subordinated debt of $630 million.

On March 31, 2004, our non-guarantor subsidiaries had $950.4 million of liabilities outstanding.

Optional Redemption	We may redeem some or all of the 2010 exchange notes, February 2011 exchange notes and April 2011 exchange notes pursuant to a “make- whole” call at any time at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. We may redeem some or all of the February 2014 exchange notes and April 2014 exchange notes pursuant to a “make-whole” call at any time prior to February 15, 2009 and April 15, 2009, respectively, at the redemption price set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. We may also redeem some or all of the February 2014 exchange notes and April 2014 exchange notes on or after February 15, 2009 and April 15, 2009, respectively, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to November 15, 2006, with respect to the 2010 exchange notes, prior to February 15, 2007, with respect to the February 2011 exchange notes and February 2014 exchange notes, and prior to April 15, 2009, with respect to the April 2011 exchange notes and April 2014 exchange notes, we may redeem up to 33 1/3% of each series of exchange notes with the proceeds of certain public offerings of equity of Allied at the price set forth in this prospectus plus accrued and unpaid interest, if any, to the date of redemption. See “Description of Exchange Notes — Optional Redemption.”

Offer to Repurchase	If we sell certain assets or experience specific kinds of changes of control, each holder will have the right to require us to repurchase all or any part of such holder’s exchange notes at the prices listed in the section “Description of the Exchange Notes — Repurchase at the Option of Holders.”

Basic Covenants of Indenture	The exchange notes will be governed by separate supplements to an indenture with U.S. Bank National Association, as trustee. Among other things, the indenture related to the exchange notes, along with the supplements, will restrict our ability and the ability of our restricted subsidiaries to:

• borrow money;

• pay dividends on stock or purchase stock;

• use assets as security in other transactions; and

• sell certain assets or merge with or into other companies.

Following the first date upon which the exchange notes achieve certain specified ratings, some covenants will no longer be applicable to the exchange notes.

See “Description of the Exchange Notes — Certain Covenants.”

Absence of a Public Market for the Exchange Notes	The exchange notes are new securities, for which there is currently no established trading market and none may develop. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers of the outstanding notes have advised us that they intend to make a market in the exchange notes. However, they are not obligated to do so and may discontinue any market making activities with respect to the exchange notes at any time without notice. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for any quotation system to quote them.

Risk Factors

      See the section entitled “Risk Factors” beginning on page 14 for a discussion of factors you should carefully consider before deciding to invest in the exchange notes.

Summary Financial Data

      The historical summary financial data presented below for each of the three years in the period ended December 31, 2003 has been derived from our consolidated financial statements. Our consolidated financial statements for each of the three years in the period ended December 31, 2003 have been audited by PricewaterhouseCoopers LLP, independent accountants, and are included in our Current Report on Form 8-K filed with the SEC on May 10, 2004, which is incorporated by reference in this prospectus. The historical summary financial data as of and for the three months ended March 31, 2004 and 2003 has been derived from the unaudited consolidated financial statements included in our Form 10-Q for the quarter ended March 31, 2004, which is incorporated by reference in this prospectus. The summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto included in our Current Report on Form 8-K filed with the SEC on May 10, 2004, and our Form 10-Q for the quarter ended March 31, 2004, all of which are incorporated by reference in this prospectus. (All amounts are in millions, except percentages.)

				Three Months Ended
	Years Ended December 31,			March 31,

	2001	2002	2003	2003	2004

Statement of Operations Data(1):
Revenues	$5,231.4	$5,190.8	$5,247.7	$1,231.1	$1,274.8
Operating income	1,050.0	1,219.8	1,034.7	239.8	221.2
Other Data(1):
Operating income	$1,050.0	$1,219.8	$1,034.7	$239.8	$221.2
Depreciation and amortization	448.8	478.5	546.0	127.2	133.1
Goodwill amortization(2)	226.7	—	—	—	—

Operating income before depreciation and amortization(3)	$1,725.5	$1,698.3	$1,580.7	$367.0	$354.3

Non-cash loss (gain) on divestiture of assets	$107.0	$(9.3)	$—	$—	$—

Per Share Data From Continuing Operations:
Basic income (loss) per share(4)	$(0.21)	$0.63	$(2.36)	$0.04	$(0.00)
Diluted income (loss) per share(4)	(0.21)	0.62	(2.36)	0.04	(0.00)
Weighted average common shares	189.6	190.2	203.8	190.2	314.2
Weighted average common shares and common equivalent shares	189.6	193.5	203.8	193.5	314.2

	March 31, 2004

		As Adjusted for
		the Refinancing
	Actual	Transactions(5)

Balance Sheet Data(1):
Cash and cash equivalents	$74.4	$125.7
Total long-term debt, net of current portion	7,803.5	7,949.1
Stockholders’ equity	2,530.1	2,477.6
Long-term debt, net of current portion, to total capitalization, including preferred stock	76%	76%

(1)	During 2004 and 2003, we sold or held for sale certain operations that met the criteria for reporting discontinued operations. The summary financial data for all prior periods have been reclassified to include these operations as discontinued operations.

(2)	In accordance with Statement of Financial Accounting Standards 142, Goodwill and Other Intangible Assets (SFAS 142), amortization of goodwill ceased on January 1, 2002.

(3)	We believe that our presentation of operating income before depreciation and amortization is useful to investors because it is an indicator of the strength and performance of our ongoing business operations, including our ability to fund capital expenditures and our ability to incur and service debt, including the notes.

While depreciation and amortization are considered operating costs under GAAP, these expenses are non-cash and primarily represent the allocation of costs associated with long-lived assets acquired or constructed in prior years. Management uses operating income before depreciation and amortization to evaluate the operations of its geographic operating areas.

Operating income before depreciation and amortization is not a measure of operating income, operating performance or liquidity under GAAP and may not be comparable to similarly titled measures reported by other companies. Although operating income before depreciation and amortization and similar variations may be used as a measure of operations and the ability to satisfy debt service requirements, these terms are not necessarily comparable to other similar titled captions of other companies due to the potential inconsistencies in the method of calculation.

(4)	During December 2003, the Series A Senior Convertible Preferred Stock was exchanged for 110.5 million shares of our common stock. In connection with the exchange, we recorded a reduction to net income available to common shareholders of $496.6 million for the fair value of the incremental shares of common stock issued to the holders of the preferred stock over the amount the holders would have received under the original conversion provisions.

(5)	This column has been adjusted to give effect to the Refinancing Transactions as if the Refinancing Transactions were consummated on March 31, 2004.

RISK FACTORS

      You should carefully consider the following risks and all of the information set forth in this prospectus before participating in the exchange offer.

Risks Relating to the Exchange Notes

If you do not properly tender your outstanding notes, your ability to transfer such outstanding notes will be adversely affected.

      We will only issue exchange notes in exchange for outstanding notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding notes and you should carefully follow the instructions on how to tender your outstanding notes. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the outstanding notes. If you do not tender your outstanding notes or if we do not accept your outstanding notes because you did not tender your outstanding notes properly, then, after we consummate the exchange offer, you may continue to hold outstanding notes that are subject to the existing transfer restrictions. In addition, if you tender your outstanding notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such exchange notes. After the exchange offer is consummated, if you continue to hold any outstanding notes, you may have difficulty selling them because there will be less outstanding notes outstanding. In addition, if a large amount of outstanding notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such exchange notes.

Our significant leverage may make it difficult for us to service our debt, including the notes, and operate our business.

      We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. At March 31, 2004, after giving effect to the Refinancing Transactions, our consolidated debt would have been approximately $8.1 billion and our debt to total capitalization would have been 76%. After giving effect to the Refinancing Transactions, of the total amount of indebtedness incurred by us, approximately $630 million would have been senior subordinated debt and earnings would have been sufficient to cover fixed charges for the three months ended March 31, 2004 by $15 million. Earnings were sufficient to cover fixed charges for the year ended December 31, 2003 by $186 million.

      The degree to which we are leveraged could have important consequences. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our debt;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund internal growth through working capital and capital expenditures and for other general corporate purposes;

•	increase our vulnerability to economic downturns in our industry;

•	increase our vulnerability to interest rate increases to the extent any of our variable rate debt is not hedged;

•	place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

•	limit our flexibility in planning for or reacting to changes in our business and our industry;

•	limit, among other things, our ability to borrow additional funds or obtain other financing capacity; and

•	subject us to a greater risk of noncompliance with financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.

      We and our subsidiaries may be able to incur substantial additional indebtedness in the future. As of March 31, 2004, our debt agreements permit us to incur substantial additional indebtedness under various financial ratio tests. As of March 31, 2004, we had no cash draws outstanding under our $1.5 billion revolving credit facility. As of such date, we had $603.8 million in letters of credit drawn on the revolving credit facility that support financial assurance purposes, leaving $896.2 million of availability. The exchange notes will be effectively subordinated to the debt under our senior credit facility (including under our revolving credit facility) to the extent such debt is secured by collateral that does not secure the notes.

To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

      Our ability to make payments on our indebtedness, including the exchange notes, will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our senior credit facility will be adequate to meet our liquidity needs for the foreseeable future.

      We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our senior credit facility in an amount sufficient to enable us to pay our indebtedness, including the exchange notes, or to fund other liquidity needs.

We may be unable to refinance our indebtedness.

      We may need to refinance all or a portion of our indebtedness, including these exchange notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our senior credit facility and the exchange notes, on commercially reasonable terms or at all. We may also need to refinance our senior notes, our senior subordinated notes and/or other indebtedness to pay the principal amounts due at maturity. There can be no assurance that we will be able to obtain sufficient funds to enable us to repay or refinance our debt obligations on commercially reasonable terms or at all.

Covenants in our senior credit facility, our indentures and the instruments governing our other indebtedness may limit our ability to operate our business.

      Our senior credit facility, our indentures and certain of the agreements governing our other indebtedness contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless we satisfy certain financial tests or other criteria. We must also comply with certain specified financial ratios and tests. In some cases, our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. Our senior credit facility, our indentures and these other agreements contain additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures. For example, the indentures for the notes will restrict, among other things, our ability to incur additional debt, sell assets, create liens or other encumbrances, make certain payments and dividends and merge or consolidate. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

      If we do not comply with these covenants and restrictions, we could be in default under those agreements, and the debt incurred under those agreements, together with accrued interest, could then be declared immediately due and payable. If we default under our senior credit facility, the lenders could cause all of our outstanding debt obligations under our senior credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness under such senior credit facility or prevent us from making debt service payments on our other indebtedness. If we are unable to repay any borrowings when due, the lenders under our senior credit facility could proceed against their collateral, which includes most of the assets we own, including the collateral securing the notes and the guarantees. In addition, any default under our senior credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions. If the indebtedness under our senior credit facility and our other debt instruments is accelerated, we may not have sufficient assets to repay amounts due under our senior credit facility, the notes or indebtedness under our other debt instruments. Our ability to comply with these provisions of our senior credit facility, our indentures and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.

Your right to receive payments on these exchange notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

      Most, but not all, of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As of and for the three months ended March 31, 2004, the non-guarantor subsidiaries represented in the aggregate approximately 11% of our consolidated assets and 4% of our consolidated revenues.

The trustee under the indentures will not control the collateral and the exchange notes may become unsecured or the collateral securing the exchange notes may be diluted under certain circumstances.

      The exchange notes, except for the April 2014 exchange notes, will be secured by a pledge of the stock of substantially all of the subsidiaries of our subsidiary, BFI, and certain of our other wholly-owned subsidiaries, and a security interest in the assets of BFI, substantially all of its domestic subsidiaries and certain of our other wholly-owned subsidiaries. However, if our secured indebtedness other than our senior credit facility is repaid or becomes unsecured, the exchange notes will also become unsecured. In addition, the collateral securing the exchange notes also secures other senior debt. At March 31, 2004, after giving effect to the Refinancing Transactions, the collateral securing the exchange notes, except for the April 2004 exchange notes, would have also secured approximately $2.8 billion of notes issued by Allied NA, approximately $690 million of notes issued by BFI which mature between 2005 and 2035 and approximately $1.7 billion of debt under our senior credit facility, including borrowings under our revolving credit facility. At March 31, 2004, the book value of the collateral was approximately $8.6 billion, which represents approximately 64% of our consolidated assets. In the event that we are unable to make payments under our exchange notes or other indebtedness secured by the collateral and the trustee forecloses on the collateral, there may not be sufficient proceeds from the sale of the collateral to satisfy all outstanding payments under the exchange notes other than the April 2014 exchange notes. Your right to the collateral securing the exchange notes may be further diluted if we issue additional indebtedness secured by the same collateral.

      The trustee for the indentures under which the exchange notes will be issued will not control the collateral. The collateral securing the exchange notes will be held and controlled by a collateral trustee for the equal and ratable benefit of all the holders of our senior secured debt, including borrowings under our senior credit facility. Decisions regarding the maintenance and release of the collateral will be made by the lenders under our senior credit facility, whose interests may be different to, or adverse to, those of the holders of the exchange notes.

Subsidiaries that guarantee the exchange notes may not guarantee the exchange notes in the future under certain circumstances.

      The exchange notes will be fully guaranteed by Allied. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our senior credit facility. A subsidiary will no longer guarantee the exchange notes if certain events occur, including if that subsidiary no longer guarantees our senior credit facility.

Federal and state statutes may allow courts to further subordinate or void the guarantees. Federal and state statutes allow courts, under specific circumstances, to void or subordinate guarantees and require noteholders to return payments received from guarantors.

      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors, or (2) received less than reasonably equivalent value or fair consideration for issuing its guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence; or

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

•	the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      On the basis of historical financial information, recent operating history and other factors, we believe that, after giving effect to the Refinancing Transactions, neither we nor the guarantors are insolvent, have unreasonably small capital for the business in which we are engaged or have incurred debts beyond the ability of each of us to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determination or that a court would agree with our conclusions in this regard.

We may not be able to repurchase exchange notes upon a change of control which would be an event of default under the indentures.

      Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes, including the exchange notes. Our senior credit facility restricts us from repurchasing the exchange notes without the approval of the lenders. In addition, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our senior credit facility will not allow such repurchases. Certain corporate events would also constitute a change of control under our senior credit facility which might not constitute a change of control under our other debt instruments, including these exchange notes. This would constitute an event of default under our senior credit facility, entitling the lenders to, among other things, cause all our outstanding debt obligations thereunder to become due and payable, and to proceed against their collateral, which includes the collateral securing the exchange notes and the guarantees. For example, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would constitute a change of control under our senior credit facility but would not constitute a change of control under the indenture.

You may be unable to sell your exchange notes if a trading market for the exchange notes does not develop.

      Prior to this offering, there was no public market for the notes. We have been informed by the initial purchasers that they intend to make a market in the notes after this offering is completed. However, the initial purchasers may cease their market-making at any time. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, you cannot be sure that an active trading market will develop for the notes.

Risks Relating to Our Business

We compete with large companies and municipalities that may have greater financial and operational resources. We also compete with the use of alternatives to landfill disposal in part because of state requirements to reduce landfill disposal and we cannot assure you that we will continue to operate our landfills at currently estimated volumes.

      The non-hazardous waste collection and disposal industry is highly competitive. We compete with large companies and municipalities which may have greater financial and operational resources. The non-hazardous waste collection and disposal industry is led by three large national waste management companies: Allied, Waste Management, Inc., and Republic Services, Inc. It also includes numerous regional and local companies. Many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

      We encounter competition due to the use of alternatives to landfill disposal, such as recycling and incineration, because of state requirements to reduce landfill disposal. We cannot ensure that our landfills will continue to operate at currently estimated volumes. Further, most of the states or municipalities in which we operate landfills require counties and municipalities to formulate comprehensive plans to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. Some state and local governments mandate waste reduction at the source and prohibit the disposal of certain types of wastes, such as yard wastes, at landfills. These actions may reduce the volume of waste going to landfills in certain areas. If this occurs, there can be no assurances that we will be able to operate our landfills at their current estimated volumes or charge current prices for landfill disposal services due to the decrease in demand for services.

If we are unable to execute our business strategy, our waste disposal expenses could increase significantly.

      Over the long term, our ability to continue to sustain our current vertical integration strategy will depend on our ability to maintain appropriate landfill capacity, collection operations and transfer stations. We cannot assure you that we will be able to replace such assets either timely or cost effectively or integrate acquisition candidates effectively or profitably. Further, we cannot assure you that we will be successful in expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose of collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, either of which could significantly increase our waste disposal expenses.

We may be unable to obtain required permits or to expand existing permitted capacity.

      There can be no assurance that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills and to expand the permitted capacity of existing landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups and other political pressures.

Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.

The solid waste industry is a capital-intensive industry that may consume cash from our operations and borrowings.

      Our ability to remain competitive, grow and expand operations largely depends on our cash flow from operations and access to capital. We spent approximately $567 million in combination for our capital expenditures and landfill capping, closure and post-closure and remediation expenditures during 2003, and we expect to spend approximately $680 million for these purposes in 2004. If we undertake more acquisitions or further expand our operations, the amount we expend on capital, capping, closure and post-closure and remediation expenditures will increase. Acquisitions may increase our capital requirements because acquisitions may require sizable amounts of capital and competition with other solid waste companies that have a similar acquisition strategy may increase costs. Increases in expenditures will result in low levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations and borrowings under our senior credit facility, if necessary. However, we may require additional equity and/or debt financing for debt repayment obligations, to fund our operations and/or to grow our business.

      Our cash needs will increase if the expenditures for closure and post-closure monitoring increase above the reserves recorded for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action, including changes in closing or monitoring activities, types and quantities of materials used or the period of required post-closure monitoring. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or new facilities.

     We may not be able to obtain necessary financial assurances.

      We are required to provide financial assurances to governmental agencies under applicable environmental regulations relating to our landfill operations and collection contracts. In addition, we are required to provide financial assurances for our self insurance program. We satisfy the financial assurances requirements by providing performance bonds, letters of credit, insurance policies or trust deposits. As of March 31, 2004, we have not experienced difficulty in obtaining the financial assurances that we need and we do not have any indications that we will not have continued availability of these types of instruments. However, we cannot make any assurances that the level of financial assurance that we are required to provide will be available in the future.

     Changes in interest rates may effect our results of operations.

      At March 31, 2004, approximately 92% of our debt was fixed, 75% directly and 17% through interest rate swap agreements. The amount of our swap contract portfolio was $1.75 billion at March 31, 2004. The floating-to-fixed interest rate swap agreements totaling notional amounts of $1.15 billion and $250 million mature in 2004 and 2005, respectively. In the event we choose not to enter into additional floating-to-fixed swaps, a larger portion of our debt will be subject to changes in interest rates. For certain interest rate swap agreements, we record non-cash mark to market gains and losses based on changes in future yield curves to the statement of operations. Changes in the yield curves could result in additional non-cash losses being recorded in the statement of operations.

U.S. economic conditions may have an adverse impact on our operating performance and results of operations.

      Our business is affected by general economic conditions. Weakness in the U.S. economy has had a negative effect on our operating results, including decreases in revenues and operating cash flows. Additionally, as is expected in a down-cycle economic environment, we have experienced the negative effects of increased competitive pricing pressure and customer turnover. If economic conditions continue to deteriorate or fail to recover, we will continue to experience pressure on the pricing that we are able to achieve for our services. In addition, worsening economic conditions may lead to further negative effects of customer turnover. There can be no assurance that current economic conditions or worsening economic conditions or a prolonged or recurring recession will not have a significant adverse impact on our operating results. Additionally, there can be no assurance that an improvement in economic conditions will result in an immediate, if any, improvement in our operating results.

We may be affected by adverse weather conditions.

      Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. Severe weather can negatively affect the costs of collection and disposal. Long periods of inclement weather could have an adverse effect on our results of operations.

Loss of key executives and failure to attract qualified management could limit our growth and negatively impact our operations.

      We depend highly upon our senior management team. We will continue to depend on operations management personnel with waste industry experience. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could have a material adverse effect on our operations and financial condition.

We are subject to costly environmental regulations and environmental litigation.

      Our equipment, facilities and operations are subject to extensive and changing federal, state and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.

      Our compliance with these regulatory requirements is costly. Government laws and regulations often require us to enhance or replace our equipment and to modify landfill operations or initiate final closure of a landfill. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these laws and regulations. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

      In addition to the costs of complying with environmental regulations, we incur costs to defend against litigation brought by government agencies and private parties who allege we are in violation of our permits. As a result, we may be required to pay fines or our permits and licenses may be modified or revoked. We are, and also may be in the future, defendants in lawsuits brought by governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.

      Certain of our waste disposal operations traverse state and county boundaries. In the future, our collection, transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed of and may require states, under some circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states’ landfills. Our collection, transfer and landfill operations may also be affected by “flow control” legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

We may have potential environmental liabilities that are greater than our insurance coverage.

      We may incur liabilities for the deterioration of the environment as a result of our operations. Any substantial liability for environmental damage could materially adversely affect our operating results and financial condition. Due to the limited nature of our insurance coverage of environmental liability, if we were to incur substantial financial liability for environmental damage, our business and financial condition could be materially adversely affected.

We may have additional hazardous substances liability.

      We are a potentially responsible party at many sites under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or “CERCLA,” and analogous state laws. CERCLA provides for the remediation of contaminated facilities and imposes strict, joint and several liability on current and former owners or operators of a facility at which there has been a release or a threatened release of a “hazardous substance” on persons who arrange for the disposal of such substances at the facility and on persons who transport such substances to the facility. Hundreds of substances are defined as “hazardous” under CERCLA and their presence, even in minute amounts, can result in substantial liability. As used in this prospectus, “non-hazardous waste” means substances that are not defined as hazardous waste under federal regulations. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. We have significant liabilities under these laws, primarily due to acquired businesses and properties and their former operations. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, we may have additional liability because such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. In addition, actual costs for these liabilities could be significantly greater than amounts presently accrued for these purposes.

There may be undisclosed liabilities associated with our acquisitions.

      In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as successor owner, may be responsible. Similarly, we incur capitalized costs associated with acquisitions, which may never be consummated, resulting in a potential charge to earnings.

We are subject to examination by various federal and state taxing authorities.

      We are currently under examination by various federal and state taxing authorities for certain tax years. Any material disagreement with taxing authorities could result in large cash expenditures and adversely affect our operating results and financial condition. A federal income tax audit for the calendar years 1998 through 2002 is ongoing. A federal income tax audit for BFI’s tax years ended September 30, 1996 through July 30, 1999 is completed with the exception of the following matter. During 2002, the IRS proposed the disallowance of a capital loss included in BFI’s July 30, 1999 tax return. If such disallowance is upheld, we estimate it could have a potential total cash impact of up to $310 million plus accrued interest through March 31, 2004 of approximately $54 million ($32 million net of tax benefit). We also received a notification from the IRS proposing a penalty of 40% of the additional income tax resulting from the disallowance.

      We believe that the resolution of this matter may entail efforts over several years. An unfavorable result of this matter could require future potential cash expenditures that could have a material negative effect on our financial condition.

Fluctuations in commodity prices could affect our operating results.

      As part of our recycling services, we process recyclable materials such as paper, cardboard, plastics, aluminum and other metals for sale to third parties, generally at current market prices. All of these materials are subject to significant price fluctuations, which are driven by general market conditions. These price fluctuations may affect our future operating income and cash flows.

We may be subject to work stoppages, which could increase our operating costs and disrupt our operations.

      As of December 31, 2003, approximately 25% of our workforce was represented by various local labor unions. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations and an increase in our operating costs, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected.

We are required to make accounting estimates and judgments in the ordinary course of business.

      The accounting estimates and judgments we must make in the ordinary course of business affect the reported amounts of our assets and liabilities at the date of the financial statements and the reported amounts of our operating results during the periods presented as described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Critical Accounting Judgments and Estimates” in our Current Report on Form 8-K, filed with the SEC on May 10, 2004, which is incorporated by reference in this prospectus. Additionally, we are required to interpret the accounting rules in existence as of the date of the financial statements when the accounting rules are not specific to a particular event or transaction. If the underlying estimates are ultimately proven to be incorrect, or if auditors or regulators subsequently interpret our application of accounting rules differently, subsequent adjustments could have a material adverse effect on our operating results for the period or periods in which the change is identified. Additionally, subsequent adjustments could require us to restate our financial statements. Restating our financial statements could result in a material change in the trading price of the notes.

The adoption of new accounting standards or interpretations could adversely impact our results of operations.

      Our implementation of new accounting rules and interpretations or compliance with changes in the existing accounting rules could adversely affect our balance sheet or results of operations, or cause unanticipated fluctuations in our results of operations in future periods.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      We sold the outstanding notes to the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the outstanding notes, we, Allied NA and the subsidiary guarantors entered into five registration rights agreements with the initial purchasers of the outstanding notes. The registration rights agreements require us to register the exchange notes under the federal securities laws and offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreements.

      The registration rights agreements require us, Allied NA and the subsidiary guarantors to:

•	file a registration statement for the exchange offer and the exchange notes within 120 days after the issue date of the outstanding notes;

•	use our respective reasonable best efforts to cause the registration statement to become effective under the Securities Act within 210 days after the issue date of the outstanding notes;

•	use our respective reasonable best efforts to consummate the exchange offer within 45 days after the effective date of our registration statement; and

•	file a shelf registration statement for the resale of the outstanding notes under certain circumstances and use our respective reasonable best efforts to cause such registration statement to become effective under the Securities Act.

      These requirements under the registration rights agreements will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, we must pay additional interest on the outstanding notes at the rate of 0.25% per year until the applicable requirement has been met. We must pay an additional 0.25% per year for each 90 days that a requirement has not been met. However, we will not be required to pay more than 1.0% per year in additional interest on the outstanding notes. Immediately following the completion of a requirement, any additional interest with respect to that particular requirement will cease to accrue. We have also agreed to keep the registration statement for the exchange offer effective for at least 30 days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

      Under the registration rights agreements, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreements, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

      This summary includes only the material terms of the registration rights agreements. For a full description, you should refer to the complete copy of the registration rights agreements, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes. See “Where You Can Find More Information.”

Transferability of the Exchange Notes

      Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties unrelated to us, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

•	you, or the person or entity receiving such exchange notes, is acquiring such notes in the ordinary course of business;

•	neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•	neither you nor any such person or entity is an “affiliate” of Allied NA or the guarantors, as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

      Any holder of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

      Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreements, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See “Plan of Distribution.”

Terms of the Exchange Offer; Acceptance of Tendered Notes

      Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on                     , 2004. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

•	the exchange notes bear a series B designation and a different CUSIP number from the outstanding notes; and

•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreements, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

      The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.

      We have fixed                     , 2004 as the date on which this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC under the Exchange Act.

      We shall be deemed to have accepted validly tendered outstanding notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading “— Solicitation of Tenders; Fees and Expenses.” However, we will not pay any taxes incurred in connection with a holder’s request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See “— Transfer Taxes” in this section below.

Expiration Date; Extensions; Amendment

      The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2004, or the “Expiration Date,” unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading “— Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

Interest on the Exchange Notes

      The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from November 10, 2003 for the 2010 exchange notes, from January 27, 2004 for the February 2011 exchange notes and February 2014 exchange notes, and from April 20, 2004 for the April 2011 exchange notes and the April 2014 exchange notes. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

      Interest on the 2010 exchange notes, February 2011 exchange notes and February 2014 exchange notes is payable semi-annually on each February 15 and August 15 of each year. Interest on the April 2011 exchange notes and April 2014 exchange notes is payable on each April 15 and October 15 of each year.

Procedures for Tendering Outstanding Notes

      Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the Expiration Date.

      By executing the letter of transmittal, you will make to us the representations set forth in the first paragraph under the heading “— Transferability of the Exchange Notes.”

      All tenders not withdrawn before the Expiration Date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

      The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

      If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See “Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner” included with the letter of transmittal.

      The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

Guarantee of Signatures

      Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible guarantor institution.”

      Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

Signature on the Letter of Transmittal; Bond Powers and Endorsements

      If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder’s name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an “eligible guarantor institution.”

      If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

Book-Entry Transfer

      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an “agent’s message” in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

      The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. Upon receipt of such holder’s acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an “agent’s message” to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

      The term “agent’s message” means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

•	DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce such agreement against such participant.

      In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

Determination of Valid Tenders; Allied NA’s Rights Under the Exchange Offer

      All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

      Although we intend to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

Guaranteed Delivery Procedures

      If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the Expiration Date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the Expiration Date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution,” which is defined above under the heading “— Guarantee of Signatures;”

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date as provided below; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

      The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

      Except as otherwise provided in this prospectus, you may withdraw tendered notes at any time before 5:00 p.m., New York City time, on                     , 2004. For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC’s Automated Tender Offer Program. Any notice of withdrawal must:

•	specify the name of the person having tendered the notes to be withdrawn;

•	identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

•	specify the name in which any such notes are to be registered, if different from that of the registered holder.

Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading “— Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer

      Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or issue any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

      These conditions are for the sole benefit of Allied NA and the guarantors and may be asserted or waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights and each of such rights shall be deemed an ongoing right which may be asserted by us at any time and from time to time.

      In addition, we will accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use our respective best efforts to obtain the withdrawal or lifting of any stop order at the earliest possible moment.

Effect of Not Tendering

      To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder’s ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading “— Purpose of the Exchange Offer.”

      Accordingly, the notes not tendered may be resold only:

•	to us or our subsidiaries;

•	pursuant to a registration statement which has been declared effective under the Securities Act;

•	for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•	pursuant to any other available exemption from the registration requirements of the Securities Act (in which case Allied NA and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to Allied NA and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller’s property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

      Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

Regulatory Approvals

      Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Solicitation of Tenders; Fees and Expenses

      We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

      We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

      We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Transfer Taxes

      We will pay all transfer taxes, if any, required to be paid by Allied NA in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

The Exchange Agent

      U.S. Bank National Association is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

By Registered or Certified Mail:	U.S. Bank Trust Center 180 East Fifth Street St. Paul, Minnesota 55101

By Overnight Courier or By Hand:	U.S. Bank Trust Center 180 East Fifth Street St. Paul, Minnesota 55101

Confirm by Telephone:	(800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

      We issued and sold $1.850 billion of outstanding notes; $350 million in aggregate principal amount of our 6 1/2% Senior Notes due 2010 were issued and sold on November 10, 2003, $400 million in aggregate principal amount of our 5 3/4% Senior Notes due 2011 and $425 million in aggregate principal amount of our 6 1/8% Senior Notes due 2014 were issued and sold on January 27, 2004, and $275 million in aggregate principal amount of our 6 3/8% Senior Notes due 2011 and $400 million in aggregate principal amount of our 7 3/8% Senior

Unsecured Notes due 2014 were issued and sold on April 20, 2004. We used the gross proceeds from the sale of the 2010 outstanding notes to retire $350 million principal amount of outstanding senior subordinated notes of Allied NA through open market repurchases. We used the gross proceeds from the sale of the February 2011 outstanding notes and February 2014 outstanding notes to redeem $825 million in aggregate principal amount of 7 7/8% Senior Notes due 2009 of Allied NA at a redemption price of 103.9375% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption. We used the gross proceeds from the sale of the April 2011 outstanding notes and April 2014 outstanding notes to purchase $675.0 million in aggregate principal amount of senior subordinated notes of Allied NA in connection with the Refinancing Transactions. Initial purchasers’ discounts, commissions and other expenses, including the premium to be paid for the repurchase of the senior subordinated notes and the redemption of the 7 7/8% Senior Notes due 2009, incurred in connection with the offering of the outstanding notes, were paid with proceeds from additional borrowings under our revolving credit facility or from available cash.

CAPITALIZATION

      The consolidated cash and cash equivalents, current portion of long-term debt and capitalization data of Allied as of March 31, 2004 are derived from Allied’s unaudited consolidated financial statements. The As Adjusted data presented below give effect to Refinancing Transactions as if such transactions were consummated on March 31, 2004. This data should be read in conjunction with the consolidated financial statements of Allied and the related notes incorporated by reference in this prospectus.

	As of March 31, 2004

	Actual	As Adjusted

	(In millions)
Cash and cash equivalents(1)	$74.4	$125.7

Long-term debt:
Credit facility:
Revolving credit facility(2)(3)	$—	$96.6
2003 term loan B	1,185.0	1,185.0
2003 term loan C	250.0	250.0
2004 term loan D	—	150.0

Total credit facility debt	1,435.0	1,681.6
1998 senior notes, weighted average effective rate of 7.99%(3)	650.0	650.0
2001 senior notes, weighted average effective rate of 8.94%	1,350.0	1,350.0
November 2002 senior notes, effective rate of 9.39%	377.1	377.1
2003 senior notes, weighted average effective rate of 6.38%	800.0	800.0
February 2011 outstanding notes, effective rate of 5.91%	400.0	400.0
February 2014 outstanding notes, effective rate of 6.33%	425.0	425.0
April 2011 outstanding notes, stated rate of 6.38%	—	275.0
April 2014 outstanding notes, stated rate of 7.38%	—	400.0
Senior subordinated convertible debentures, stated rate of 4.25%	—	230.0
BFI senior notes; net of discount	602.0	602.0
Receivables secured loan	138.6	138.6
Solid waste revenue bond obligations	306.2	306.2
Notes payable and obligations under capital leases	21.5	21.5
1999 senior subordinated notes, effective rate of 10.22%	1,403.2	397.2
Current portion of long-term debt	(105.1)	(105.1)

Total long-term debt, net of current portion	$7,803.5	$7,949.1

Stockholders’ equity:
Series C senior mandatory convertible preferred stock, $0.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of $50.00 per share	333.1	333.1
Common stock, $0.01 par value, 525 million shares authorized, 316.6 million shares issued and outstanding	3.2	3.2
Additional paid in capital	2,320.7	2,320.7
Accumulated other comprehensive loss	(87.3)	(87.3)
Retained deficit(4)	(39.6)	(92.1)

Total stockholders’ equity	2,530.1	2,477.6

Total capitalization, net of current portion of debt	$10,333.6	$10,426.7

(1)	Proceeds in excess of repayments in connection with the Refinancing Transactions of approximately $51.3 million are assumed to be invested in cash and cash equivalents in the “As Adjusted” column.

(2)	As of March 31, 2004, we had $603.8 million of letters of credit outstanding and no borrowings under our $1.5 billion revolving credit facility. The data in the “As Adjusted” column reflects the initial purchasers’ and the underwriters’ discounts, commissions and other expenses for the Refinancing Transactions, including the premium paid for the purchase of the senior subordinated notes in connection with the Refinancing Transactions, which were paid with proceeds from additional borrowings under our revolving credit facility.

(3)	In May 2004, we redeemed the remaining $50.0 million of our 7 7/8% senior notes due 2009. The redemption, including the premium, was funded with additional borrowings under our revolving credit facility. This transaction is not reflected in the “As Adjusted” column.

(4)	In connection with the Refinancing Transactions, approximately $52.5 million, net of tax, of deferred issuance costs, discounts and premiums paid were expensed in April 2004.

SELECTED FINANCIAL DATA

      The selected financial data presented below are derived from our historical consolidated financial statements. Our consolidated financial statements as of December 31, 2003, 2002 and 2001 and for each of the four years in the period ended December 31, 2003 have been audited by PricewaterhouseCoopers LLP, independent accountants. Our consolidated financial statements as of December 31, 2000 and 1999 and for the year ended December 31, 1999, prior to the reclassifications described in Notes 1, 2 and 5 below, were audited by Arthur Andersen LLP, independent accountants. The selected financial data for the three months ended March 31, 2004 and 2003 has been derived from unaudited consolidated financial statements which are incorporated by reference into this prospectus. The selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in our Current Report on Form 8-K filed with the SEC on May 10, 2004 and in our Form 10-Q for the quarter ended March 31, 2004, incorporated by reference in this prospectus. (All amounts are in millions, except ratios, per share amounts and percentages.)

						For the Three Months
	For the Year Ended December 31,					Ended March 31,

	1999(8)	2000	2001	2002	2003	2003	2004

Statement of Operations Data(1):
Revenues	$3,146.9	$5,360.0	$5,231.4	$5,190.8	$5,247.7	$1,231.1	$1,274.8
Cost of operations(2)	2,227.6	3,132.2	2,964.2	3,039.1	3,190.1	746.9	789.9
Selling, general and administrative expenses(2)	392.4	409.4	434.7	462.7	476.9	117.2	130.6
Depreciation and amortization	264.7	433.8	448.8	478.5	546.0	127.2	133.1
Goodwill amortization(3)	110.7	223.2	226.7	—	—	—	—
Non-cash (gain) loss on divestiture of assets(4)	—	26.5	107.0	(9.3)	—	—	—

Operating income	151.5	1,134.9	1,050.0	1,219.8	1,034.7	239.8	221.2
Equity in earnings of unconsolidated affiliates	(20.8)	(50.8)	(14.1)	—	—	—	—
Interest expense and other(5)	436.8	892.1	866.1	854.0	832.9	191.6	212.0

Income (loss) before income taxes	(264.5)	293.6	198.0	365.8	201.8	48.2	9.2
Income tax expense (benefit)	(23.5)	202.9	162.4	165.6	88.7	20.2	3.7
Minority interest	2.8	6.0	3.7	1.9	1.9	0.5	0.5

Income (loss) from continuing operations	$(243.8)	$84.7	$31.9	$198.3	$111.2	$27.5	$5.0

Basic EPS:
Continuing Operations(6)	$(1.45)	$0.09	$(0.21)	$0.63	$(2.36)	$(0.04)	$(0.00)
Weighted average common shares	187.8	188.8	189.6	190.2	203.8	190.2	314.2
Diluted EPS:
Continuing Operations(6)	$(1.45)	$0.08	$(0.21)	$0.62	$(2.36)	$(0.04)	$(0.00)
Weighted average common and common equivalent shares	187.8	191.1	189.6	193.5	203.8	193.5	314.2
Pro forma amounts, assuming the change in accounting principle is applied retroactively(7):
Income (loss) from continuing operations	$(252.8)	$74.1	$20.1	$186.3

										For the Three Months
	For the Year Ended December 31,									Ended March 31,

	1999(8)	2000		2001		2002		2003		2003		2004

Other Data:
Ratio of earnings to fixed charges(10)	*	1.3	x	1.2	x	1.4	x	1.2	x	1.2	x	1.0x
Ratio of earnings to fixed charges and preferred stock dividends(8)(10)	**	1.0	x		**	1.2	x		**	1.0	x	**
Statement of Cash Flows Data(1):
Cash flows from operating activities	$466.8	$692.2		$847.6		$976.6		$783.9		$151.1		$64.1
Cash flows used for investing activities (including asset purchases and sales, and capital expenditures)	(7,394.7)	(196.4)		(432.3)		(519.5)		(248.4)		(99.4)		(55.8)
Cash flows provided by (used for) financing activities (including debt repayments)	7,055.2	(592.7)		(434.4)		(487.5)		(285.7)		(159.9)		(384.9)
Cash provided by (used for) discontinued operations	(47.3)	96.7		57.5		52.2		15.5		13.4		6.3
Balance Sheet Data(1):
Cash and cash equivalents	$119.4	$119.2		$157.6		$179.4		$444.7		$84.6		$74.4
Working capital (deficit)	(399.1)	(344.7)		(245.4)		(377.7)		(282.2)		(535.9)		(405.3)
Property and equipment, net	3,643.7	3,781.8		3,927.5		4,005.7		4,018.9		3,958.4		3,956.3
Goodwill, net	8,238.9	8,717.4		8,556.9		8,530.4		8,313.0		8,529.8		8,315.3
Total assets	14,963.1	14,513.6		14,347.1		13,928.9		13,860.9		13,775.8		13,386.9
Total debt	10,243.2	9,649.1		9,259.6		8,882.2		8,234.1		8,724.3		7,908.6
Series A preferred stock(8)	1,027.8	1,096.0		1,169.0		1,246.9		—		1,266.9		—
Stockholders’ equity(8)	611.8	671.6		585.8		689.1		2,517.7		741.3		2,530.1
Total debt to total capitalization (including preferred stock)	85%	85%		84%		82%		77%		81%		76%

(1)	During 2004 and 2003, we sold or held for sale certain operations that met the criteria for reporting discontinued operations. The selected financial data for all prior periods have been reclassified to include these operations as discontinued operations.

(2)	During the years ended December 31, 1999, 2000 and 2001 we incurred costs related to acquisitions that are included in cost of operations of approximately $416.9 million, $87.6 million and $10.4 million and that are included in selling general and administrative expenses of approximately $172.0 million, $13.3 million and $17.4 million, respectively. These amounts had previously been reflected as a separate line item titled “Acquisition related and unusual costs.” These costs primarily related to environmental related matters, litigation liabilities, risk management liabilities, loss contract provisions, transition costs and transaction costs. The costs discussed above were predominantly in connection with the July 30, 1999 acquisition of BFI.

(3)	In accordance with Statement of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142), amortization of goodwill ceased on January 1, 2002.

(4)	The non-cash (gain) loss on divestiture of assets relate to divestitures of certain operations that were not operating in a manner consistent with our business model. These divestitures are not included in discontinued operations.

(5)	Effective January 1, 2003, we adopted SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections (SFAS 145). Previously, extraordinary losses as a result of the write-off of deferred debt issuance costs and other costs incurred in connection with the early extinguishments of debt were properly classified as extraordinary. As a result of the adoption of SFAS 145, these expenses are now classified in interest expense and other. The pre-tax amounts reclassified were $5.3 million, $21.9 million, $28.1 million and $16.8 million for the years ended December 31, 1999, 2000, 2001 and 2002, respectively.

(6)	During December 2003, the Series A Senior Convertible Preferred Stock was exchanged for common stock. In connection with the exchange, we recorded a reduction to net income available to common shareholders of $496.6 million for the fair value of the incremental shares of common stock issued to the holders of the preferred stock over the amount the holders would have received under the original conversion provisions.

(7)	Pro forma amounts give effect to the change in our method of accounting for landfill retirement obligations upon adoption of SFAS No. 143, Accounting for Asset Retirement Obligations (SFAS 143) on January 1, 2003, as if the provisions of SFAS 143 had been applied retroactively.

(8)	In December 2003, all of the Series A Senior Convertible Preferred Stock was exchanged for 110.5 million shares of common stock.

(9)	Results of operations for the year ended December 31, 1999 include the results of operations of BFI from the acquisition date of July 30, 1999 through year end.

(10)	For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income from continuing operations before taxes and fixed charges for continuing operations (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense, capitalized interest and the interest component of rent expense.

*	Earnings were insufficient to cover fixed charges by $290.0 million in 1999.

**	Earnings were insufficient to cover fixed charges and preferred stock dividends by $315.6 million in 1999, $292.9 million in 2001, $879.0 million in 2003 and $3.8 million for the three months ended March 31, 2004.

DESCRIPTION OF THE EXCHANGE NOTES

      Each series of exchange notes will be issued pursuant to a supplemental indenture (the “Supplemental Indentures”) to our Indenture dated December 23, 1998 (the “Indenture”), among Allied NA, Allied, as a Guarantor, the Subsidiary Guarantors and U.S. Bank National Association, as Trustee (the “Trustee”).

      The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The statements under this section of this prospectus relating to the exchange notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (including the Supplemental Indentures), including the definitions therein of certain terms. References to the “Indenture” in this Description of the Exchange Notes include the applicable Supplemental Indenture. Whenever defined terms or particular sections of the Indenture are referred to, such defined terms and sections are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreements referred to below (see “— Registration Covenant; Exchange Offer”) are available at the corporate trust office of the Trustee. The Security Agreements referred to under the caption “Security” define the terms of the pledges and other security interests that will secure each series of exchange notes except for the 7 3/8% Senior Unsecured Notes due 2014.

      All references in this section to “Allied NA” refer solely to Allied Waste North America, Inc., the issuer of the notes, and to “Allied” refer solely to Allied Waste Industries, Inc., and not to their respective Subsidiaries. In addition, the terms “notes,” “exchange notes” and “outstanding notes” do not include any other debt securities that Allied may issue from time to time pursuant to a separate supplement to the same indenture governing the notes.

General

      Allied NA issued $350 million in aggregate principal amount of its 6 1/2% Senior Notes due 2010 (the “Notes due 2010”) on November 10, 2003, $400 million in aggregate principal amount of its 5 3/4% Senior Notes due 2011 (the “February Notes due 2011”) and $425 million in aggregate principal amount of its 6 1/8% Senior Notes due 2014 (the “February Notes due 2014”) on January 27, 2004, and $275 million in aggregate principal amount of its 6 3/8% Senior Notes due 2011 (the “April Notes due 2011”) and $400 million in aggregate principal amount of its 7 3/8% Senior Unsecured Notes due 2014 (the “Unsecured Notes”) on April 20, 2004. The Notes due 2010, February Notes due 2011, February Notes due 2014 and the April Notes due 2011 are collectively referred to in this section as the “Secured Notes.” The initial purchasers sold the outstanding notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the applicable series of outstanding notes. However, the exchange notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of Allied NA or certain other persons. See “The Exchange Offer — Transferability of the Exchange Notes.” In addition, Allied NA does not plan to list the exchange notes on any securities exchange or seek quotation on any automated quotation system. The outstanding notes are listed on Nasdaq’s PORTAL system.

      The exchange notes will be general obligations of Allied NA. Each series of exchange notes issued in exchange for the outstanding Secured Notes will be secured by an equal and ratable security interest in the stock of substantially all of BFI’s Subsidiaries and certain of our other wholly-owned subsidiaries and assets of BFI, substantially all of its Restricted Subsidiaries and certain of our other wholly-owned subsidiaries to the extent granted as collateral for the BFI Notes, the Allied NA Senior Notes and any other indebtedness of Allied NA or any of its Restricted Subsidiaries other than the Credit Facility. The exchange notes will be pari passu in right of payment to all other unsubordinated Debt of Allied NA, including Allied NA’s obligations under the Credit Facility. The Secured Notes are effectively subordinated to borrowings under the Credit Facility to the extent that the collateral securing the Credit Facility, including all assets of Allied other than assets of BFI, certain of its Restricted Subsidiaries and certain of our other wholly-owned subsidiaries does not also secure the Secured Notes. The Unsecured Notes will be effectively subordinated to all of our secured debt, including borrowings under the Credit Facility, the Secured Notes, the Allied NA Senior Notes and the BFI Notes, to the extent of the value of the collateral securing such debt.

      The trustee for the Indenture will not control the collateral. The collateral securing the exchange notes issued in exchange for the outstanding Secured Notes will be held and controlled by the collateral trustee for the equal and ratable benefit of all the holders of our senior secured debt. In addition, liens on the collateral securing the exchange notes issued in exchange for the outstanding Secured Notes will be released to the extent such collateral no longer secures any indebtedness of Allied or its Restricted Subsidiaries (other than under the Credit Facility). Exchange notes in an aggregate principal amount of up to $1.850.0 billion will be issued in this exchange offer. Additional notes may be issued from time to time under the Indenture and the applicable Supplemental Indenture, subject to the provisions of the Indenture and the applicable Supplemental Indenture, including those described below under the caption “— Certain Covenants — Limitation on Consolidated Debt.” Any such additional notes may be part of the same class and series (including with respect to voting) as the applicable series of exchange notes issued in this exchange offer. Each series of exchange notes to be issued in this exchange offer will form their own series of notes for voting purposes and will not be part of the same class or series as any other senior notes, or the related exchange notes, issued by Allied NA.

      The exchange notes will be fully and unconditionally guaranteed on a senior basis by Allied (such guarantee, the “Parent Guarantee”). The exchange notes will also be fully and unconditionally guaranteed by any existing Restricted Subsidiary of Allied NA that guarantees the Credit Facility, and Allied NA will covenant to cause any Restricted Subsidiaries acquired or created in the future that guarantee the Credit Facility to fully and unconditionally guarantee the exchange notes, in each case jointly and severally on a senior basis (such guarantees, the “Subsidiary Guarantees” by the “Subsidiary Guarantors,” and, together with the Parent Guarantee, the “Senior Guarantees” by the “Guarantors” ). The Senior Guarantees will be released under certain circumstances described below under “— Guarantees.”

      As of the date of the Supplemental Indentures, all of Allied NA’s Subsidiaries (other than the Special Purpose Subsidiaries) are Restricted Subsidiaries. Under certain circumstances, Allied NA will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See “— Certain Covenants — Unrestricted Subsidiaries.”

      The exchange notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of Allied NA’s Subsidiaries (if any) that are not Guarantors, including the Special Purpose Subsidiaries, and would be so subordinated to all existing and future indebtedness of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors’ other creditors or if the Subsidiary Guarantors are released from their Subsidiary Guarantees as described under “— Guarantees.”

Maturity, Interest and Payments

Notes due 2010

      The Notes due 2010 will mature on November 15, 2010. The related exchange notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on February 15 and August 15 of each year, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. The related exchange notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months.

February Notes due 2011

      The February Notes due 2011 will mature on February 15, 2011. The related exchange notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on February 15 and August 15 of each year, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. The related exchange notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months.

February Notes due 2014

      The February Notes due 2014 will mature on February 15, 2014. The related exchange notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on February 15 and August 15 of each year, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding February 1 or August 1, as the case may be. The related exchange notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months.

April Notes due 2011

      The April Notes due 2011 will mature on April 15, 2011. The related exchange notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on April 15 and October 15 of each year, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding April 1 or October 1, as the case may be. The related exchange notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months.

Unsecured Notes

      The Unsecured Notes will mature on April 15, 2014. The related exchange notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semiannually on April 15 and October 15 of each year, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding April 1 or October 1, as the case may be. The related exchange notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the exchange notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The principal of (and premium, if any) and interest (including Special Interest, if any) on the exchange notes will be payable, and the transfer of exchange notes will be registrable, at the office or agency of the Trustee in The Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of Allied NA, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, provided, however, that all payments of the principal (and premium, if any) and interest on exchange notes the Holders of which have given wire transfer instructions to Allied NA or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

      No service charge will be made for any registration of transfer or exchange of exchange notes, but Allied NA may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Optional Redemption

      The exchange notes will not be subject to any redemption at the option of Allied NA except as set forth in the following paragraphs.

Notes due 2010

      The Notes due 2010 will be subject to redemption, at the option of Allied NA, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Notes due 2010 to be redeemed at such Holder’s address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of:

(1) 100% of their principal amount or

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

      At any time, or from time to time, prior to November 15, 2006, up to 33 1/3% in aggregate principal amount of the Notes due 2010 originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a redemption price equal to 106.500% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

February Notes due 2011

      The February Notes due 2011 will be subject to redemption, at the option of Allied NA, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of February Notes due 2011 to be redeemed at such Holder’s address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of:

(1) 100% of their principal amount or

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

      At any time, or from time to time, prior to February 15, 2007, up to 33 1/3% in aggregate principal amount of the February Notes due 2011 originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a redemption price equal to 105.750% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

February Notes due 2014

      The February Notes due 2014 will be subject to redemption, at the option of Allied NA, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of February Notes due 2014 to be redeemed at such Holder’s address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of:

(1) 100% of their principal amount or

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

      At any time, or from time to time, prior to February 15, 2007, up to 33 1/3% in aggregate principal amount of the February Notes due 2014 originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a redemption price equal to 106.125% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

      On or after February 15, 2009, Allied NA may redeem some or all of the February Notes due 2014 upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Special Interest), if any, on the exchange notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

Year	Percentage

2009	103.063%
2010	102.042%
2011	101.021%
2012 and thereafter	100.000%

April Notes due 2011

      The April Notes due 2011 will be subject to redemption, at the option of Allied NA, in whole or in part, at any time, upon not less than 30 nor more than 60 days’ notice mailed to each Holder of April Notes due 2011 to be redeemed at such Holder’s address appearing in the Security Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to the greater of:

(1) 100% of their principal amount or

(2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest (including Special Interest) to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

      At any time, or from time to time, prior to April 15, 2007, up to 33 1/3% in aggregate principal amount of the April Notes due 2011 originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a redemption price equal to 106.375% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

Unsecured Notes

      At any time prior to April 15, 2009, Allied NA may also redeem all or a part of the Unsecured Notes upon not less than 10 nor more than 60 days prior notice mailed by first-class mail to each holder’s registered address, at the redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Special Interest, if any, to the Redemption Date, subject to the rights of holders of Unsecured Notes on the relevant record date to receive interest due on the relevant interest payment date.

      At any time, or from time to time, prior to April 15, 2007, up to 33 1/3% in aggregate principal amount of the Unsecured Notes originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a redemption price equal to 107.375% of the principal amount thereof, together with accrued but unpaid interest (including Special Interest) to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

      On or after April 15, 2009, Allied NA may redeem some or all of the Unsecured Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including Special Interest), if any, on the exchange notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 15 of the years indicated below:

Year	Percentage

2009	103.688%
2010	102.458%
2011	101.229%
2012 and thereafter	100.000%

Selection and Notice

      If less than all of a series of notes are to be redeemed, the particular notes from such series to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding notes of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiples thereof) of the principal amount of such notes of a denomination larger than $1,000.

Mandatory Redemption

      Except as described below under “— Repurchase at the Option of Holders — Asset Dispositions” and “Change of Control,” the exchange notes will not have the benefit of any mandatory redemption or sinking fund obligations of Allied NA.

Repurchase at the Option of Holders

Asset Dispositions

      Allied NA may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition unless:

(i) Allied NA (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $10 million and not involving the sale of equipment or other assets specifically contemplated by Allied NA’s capital expenditure budget previously approved by the Board of Directors;

(ii) at least 75% (or any lesser amount as provided below) of the consideration received by Allied NA (or such Restricted Subsidiary) consists of:

(A) cash or readily marketable cash equivalents,

(B) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of Allied NA and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the exchange notes) and release from all liability on such Debt or other liabilities assumed,

(C) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of Allied NA or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition,

(D) any securities, notes or other obligations received by Allied NA or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Allied NA or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received),

(E) any Designated Non-cash Consideration received pursuant to this clause (E) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value), or

(F) any combination thereof; and

(iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by Allied NA or a Restricted Subsidiary as follows:

(A) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to repayment of Debt of Allied NA or its Restricted Subsidiaries then outstanding under the Credit Facility which would require such application or which would prohibit payments pursuant to clause (B) following;

(B) second, to the extent Net Available Proceeds are not required to be applied as specified in clause (A), to purchases of outstanding notes and other Debt of Allied NA that ranks pari passu in right of payment to the notes (on a pro rata basis based upon the outstanding aggregate principal amount thereof) pursuant to an offer to purchase (to the extent such an offer is not prohibited by the terms of the Credit Facility then in effect) at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and

(C) third, to the extent of any remaining Net Available Proceeds following completion of such offer to purchase, to any other use as determined by Allied NA which is not otherwise prohibited by the Indenture; and

provided further that the 75% limitation referred to in clause (ii) above will not apply to any Asset Disposition if the consideration received therefrom, as determined in good faith by Allied NA’s Board of Directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

      Notwithstanding the foregoing, Allied NA will not be required to comply with the provisions of the Indenture described in clause (iii) of the preceding paragraph:

(i) if the Net Available Proceeds (“Reinvested Amounts”) are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of Allied NA or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) or

(ii) to the extent Allied NA elects to redeem the notes with the Net Available Proceeds pursuant to any of the provisions described under “— Optional Redemption.”

      Notwithstanding the foregoing, Allied NA will not be required to comply with the requirements described in clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

      Any offer to purchase required by the provisions described above will be effected by the sending of the written terms and conditions thereof (the “Offer Document”), by first class mail, to Holders of the notes within 30 days after the date which is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the offer to purchase and the requirements that a Holder must satisfy to tender any note pursuant to such offer to purchase are substantially the same as those described below under “— Change of Control.”

Change of Control

      Within 30 days following the date Allied NA becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), Allied NA will commence an offer to purchase all outstanding notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase). Such obligation will not continue after a discharge of Allied NA or defeasance from its obligations with respect to the exchange notes. See “— Defeasance.”

      A “Change of Control” will be deemed to have occurred in the event that, after the date of the Supplemental Indenture,

      (1) so long as Allied NA is a Subsidiary of Allied:

(a) any Person, or any Persons (other than a Permitted Allied Successor, as defined below), acting together that would constitute a “Group” (a “Group”) for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied,

(b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied, or

(c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive:

(i) solely Voting Stock of Allied (or its successor or parent, as the case may be),

(ii) cash, securities and other property in an amount which could be paid by Allied NA as a Restricted Payment under the Indenture after giving pro forma effect to such transaction, or

(iii) a combination thereof,

and the beneficial owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, Allied, of the successor or parent entity),

      (2) if Allied NA is not a Subsidiary of Allied:

(a) any Person, or any Persons (other than a Permitted Allied Successor), acting together that would constitute a “Group” (a “Group”) for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied NA,

(b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied NA such that such nominees, when added to any existing director remaining on the Board of Directors of Allied NA after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied NA, or

(c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied NA immediately prior to such transaction (or series) receive:

(i) solely Voting Stock of Allied NA (or its successor or parent, as the case may be),

(ii) cash, securities and other property in an amount which could be paid by Allied NA as a Restricted Payment under the Indenture after giving pro forma effect to such transaction, or

(iii) a combination thereof,

and the beneficial owners of the Voting Stock of Allied NA immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied NA (or in the case of a transaction (or series) in which another entity becomes a successor to Allied NA, of the successor entity).

      Allied NA will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes resulting from a Change of Control.

      The terms of the Credit Facility prohibit any repurchase of notes by Allied NA in the event of a Change of Control, unless all indebtedness then outstanding under the Credit Facility is first repaid. In order to repay such indebtedness and repurchase the notes, it may be necessary for Allied NA to recapitalize and/or refinance some or all of its outstanding indebtedness. There can be no assurance that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. Were any obligation of Allied NA to repurchase notes upon a Change of Control to result in a default under the Credit Facility, Allied NA may not have sufficient assets to satisfy its obligations under the Credit Facility and the Indenture. See “Risk Factors — We may not be able to repurchase exchange notes upon a change of control which would be an event of default under the indenture.”

      Within 30 days of a Change of Control, an Offer Document will be sent, by first class mail, to Holders of the notes, accompanied by such information regarding Allied NA and its Subsidiaries as Allied NA in good faith believes will enable such Holders to make an informed decision with respect to the offer to purchase, which at a minimum will include or incorporate by reference:

(1) the most recent annual and quarterly financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and contained in the documents required to be filed with the Trustee pursuant to the provisions described under “— Certain Covenants — Provision of Financial Information” below (which requirements may be satisfied by delivery of such documents together with the offer to purchase); and

(2) any other information required by applicable law to be included therein.

      Each Offer Document will contain all instructions and materials necessary to enable Holders of the notes to tender such notes pursuant to the offer to purchase. Each Offer Document will also state:

(1) that a Change of Control has occurred (or, if the offer to purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that Allied NA will offer to purchase the Holder’s notes;

(2) the Expiration Date of the offer to purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document;

(3) the Purchase Date for the purchase of notes which will be within five Business Days after the Expiration Date;

(4) the aggregate principal amount of notes to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to the Indenture);

(5) the purchase price; and

(6) a description of the procedure which a Holder must follow to tender all or any portion of the notes.

      To tender any note, a Holder must surrender such note at the place or places specified in the Offer Document prior to the close of business on the Expiration Date (such note being, if Allied NA or the Trustee so requires, duly endorsed by, or accompanied by a written instrument or transfer in form satisfactory to Allied NA and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of notes tendered if Allied NA (or its Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note and Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount.

Security

      The exchange notes issued in exchange for the outstanding Secured Notes will be secured by a first priority lien on:

(1) all of the Capital Stock of BFI’s domestic Restricted Subsidiaries (the “Domestic Pledged Stock”);

(2) 65% of the Capital Stock of BFI’s foreign Restricted Subsidiaries (the “Foreign Pledged Stock”); and

(3) all tangible and intangible assets (other than real property) currently owned by BFI and substantially all of its domestic Restricted Subsidiaries and certain tangible and intangible assets of certain of our other wholly-owned subsidiaries (collectively, the “Assets”).

      The Domestic Pledged Stock, the Foreign Pledged Stock and the Assets are referred to collectively as the “Collateral.”

      BFI and its Subsidiaries that own the Collateral entered into a Shared Collateral Pledge Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among Allied NA, BFI and certain of its Subsidiaries and JPMorgan Chase Bank, as collateral trustee thereunder (the “collateral trustee”) (as amended, the “Pledge Agreement”), a Shared Collateral Security Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among Allied NA, BFI and certain of its Subsidiaries and the collateral trustee (as amended, the “Security Agreement”), and a Collateral Trust Agreement, dated July 30, 1999 and amended and restated as of April 29, 2003, among Allied NA, BFI and certain of its Subsidiaries and the collateral trustee (as amended, the “Collateral Trust Agreement” and, together with the Pledge Agreement and the Security Agreement, the “Security Agreements”). The Security Agreements provided for the grant by BFI and its Subsidiaries that own the Collateral to the collateral trustee for the ratable benefit of the Holders of the senior notes of a pledge of, or a security interest in, as the case may be, the Collateral.

      The Security Agreements will secure the payment and performance when due of all of the obligations of Allied NA under the Indenture, the notes and the Subsidiary Guarantees.

      The security interests in the Collateral in favor of each series of Secured Notes will be released:

(1) upon the full and final payment and performance of all obligations of Allied NA under the Indenture and the applicable series of Secured Notes;

(2) upon the release of the Lien on the Collateral securing the BFI Notes, the Allied NA Senior Notes and all other indebtedness of Allied and its Restricted Subsidiaries (other than under the Credit Facility); or

(3) upon the sale of any such Collateral in accordance with the applicable provisions of the Indenture.

      Assuming we had completed the Refinancing Transactions and applied the net proceeds therefrom on March 31, 2004, the Collateral securing the Secured Notes would have also secured $2.8 billion of notes issued by Allied NA which mature between 2004 and 2014, approximately $690 million of notes issued by BFI which mature between 2005 and 2035 and approximately $1.7 billion of debt under the Credit Facility.

      For a discussion of the risks relating to the Collateral securing the Secured Notes, see “Risk Factors — The indenture trustee will not control the collateral and the exchange notes may become unsecured or the collateral securing the exchange notes may be released or diluted under certain circumstances.”

Guarantees

      The Guarantors will, jointly and severally, on a senior basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest (including Special Interest) on the notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call of redemption or otherwise.

      The Senior Guarantees of each Guarantor will remain in effect until the entire principal of, premium, if any, and interest on the notes shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if:

(i) with respect to each Guarantor, the notes are defeased and discharged as described under clause (A) under “— Defeasance,” or

(ii) with respect to each Subsidiary Guarantor, such Subsidiary Guarantor:

(x) ceases to be a Restricted Subsidiary, or

(y) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by Allied NA or any of its Subsidiaries in a transaction constituting an Asset Disposition and the Net

Available Proceeds from such Asset Disposition are used in accordance with the provisions described under “— Repurchase at the Option of Holders — Asset Dispositions,” or

(z) ceases to be a guarantor under, or to pledge any of its assets to secure obligations under, the Credit Facility,

then in each case of (i) and (ii) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Senior Guarantee obligations.

Certain Covenants

Changes in Covenants When Notes are Rated Investment Grade

      Following the first date upon which any series of notes are rated the following: (i) Baa3 or better by Moody’s Investors Service, Inc. (“Moody’s”) and BB+ or better by Standard & Poor’s Ratings Group (“S&P”); or (ii) BBB-or better by S&P and Ba1 or better by Moody’s (a “Rating Event”) (or, in any case, if such person ceases to rate the notes for reasons outside of the control of Allied NA, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Allied NA as a replacement agency) (the “Rating Event Date”) (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), the covenants specifically listed under “— Repurchase at the Option of Holders — Asset Dispositions,” “— Certain Covenants — Limitation on Consolidated Debt,” “— Limitation on Restricted Payments,” “— Limitations Concerning Distributions by Subsidiaries, Etc.,” “— Limitation on Transactions with Affiliates and Related Persons” and “— Unrestricted Subsidiaries” in this prospectus will no longer be applicable to such series of notes subject to the Rating Event.

      There can be no assurance that a Rating Event Date will occur or, if one occurs, that such notes will continue to maintain an investment grade rating. In addition, at no time after a Rating Event Date will the provisions and covenants contained in the Indenture at the time of the issuance of the notes that cease to be applicable after the Rating Event Date be reinstated.

      The Indenture contains, among others, the following covenants:

Limitation on Consolidated Debt

      Allied NA may not incur any Debt and may not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of Allied NA for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

      Without regard to the foregoing limitations, Allied NA or any restricted Subsidiary of Allied NA may Incur the following Debt:

(i) Debt under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder;

(ii) Debt evidenced by the applicable series of notes originally issued under such Supplemental Indenture and the Senior Guarantees;

(iii) Debt owed by Allied NA to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Allied NA or to a Restricted Subsidiary; provided, however, that in the event that either:

(x) Allied NA or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than Allied NA or another Restricted Subsidiary, or

(y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary;

(iv) Debt outstanding on the date of the Supplemental Indenture;

(v) Debt Incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the Indenture described under “— Mergers, Consolidations and Certain Sales of Assets,” which Debt:

(x) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger or consolidation with Allied NA or another Restricted Subsidiary) and was not issued in contemplation of such transaction, or

(y) is issued by Allied NA or a Restricted Subsidiary to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of the Indenture described under this clause (v) and then outstanding does not exceed 7.5% of the Consolidated Total Assets of Allied NA at the time of such Incurrence;

(vi) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

(vii) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in the preceding paragraph or in clauses (i) through (v) above or Incurred pursuant to this clause (vii); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded) (“Permitted Refinancing Debt”); and

(viii) Debt not otherwise permitted to be Incurred pursuant to clauses (i) through (vii) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this clause (viii) and then outstanding, does not exceed 7.5% of the Consolidated Total Assets of Allied NA at the time of such Incurrence.

Limitation on Restricted Payments

      Allied NA may not, and may not permit any Restricted Subsidiary to, directly or indirectly:

(i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of Allied NA or any Restricted Subsidiary or to the Holders thereof in their capacity as such, excluding:

(x) any dividends or distributions to the extent payable in shares of the Capital Stock of Allied NA (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of Allied NA (other than Redeemable Interests),

(y) dividends or distributions by a Restricted Subsidiary to Allied NA or another Wholly-Owned Restricted Subsidiary, and

(z) the payment of pro rata dividends by a Restricted Subsidiary to Holders of both minority and majority interests in such Restricted Subsidiary;

(ii) purchase, redeem or otherwise acquire or retire for value:

(a) any Capital Stock of Allied NA or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied NA, or

(b) any options, warrants or rights to purchase or acquire shares of Capital Stock of Allied NA or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied NA,

excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by Allied NA or a Wholly-Owned Restricted Subsidiary;

(iii) make any Investment that is not a Permitted Investment; or

(iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of Allied NA that is subordinate in right of payment to the notes, (each of the transactions described in clauses (i) through (iv) being a “Restricted Payment”), if:

(1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

(2) Allied NA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under “— Limitation on Consolidated Debt” above; or

(3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), and (vi) of the next succeeding paragraph) from the date of the Supplemental Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of:

(a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the second quarter of fiscal year 2001 to the end of Allied NA’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

(b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of Allied NA and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of Allied NA and the principal amount of Debt and Redeemable Interests of Allied NA that has been converted into Capital Stock (other than Redeemable Interests) of Allied NA after January 30, 2001, provided that any such net proceeds received by Allied NA from an employee stock ownership plan financed by loans from Allied NA or a Subsidiary of Allied NA shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination;

(c) 50% of any dividends received by Allied NA or a Wholly-Owned Restricted Subsidiary after January 30, 2001 from an Unrestricted Subsidiary of Allied NA; and

(d) $300 million.

      The foregoing covenant will not be violated by reason of:

(i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

(ii) any refinancing or refunding of Debt permitted if such refinancing or refunding is permitted pursuant to clause (vii) of the second paragraph under “— Limitation on Consolidated Debt” above;

(iii) the purchase, redemption or other acquisition or retirement for value of any Debt or Capital Stock of Allied NA or any options, warrants or rights to purchase or acquire shares of Capital Stock of

Allied NA in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Allied NA) of Capital Stock (other than Redeemable Interests) of Allied NA; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from clause (3)(b) in the foregoing paragraph;

(iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of Allied NA;

(v) the repurchase of any subordinated Debt at a purchase price not greater than 101% of the principal amount of such subordinated Debt in the event of a Change of Control pursuant to a provision similar to the “— Repurchase at the Option of Holders — Change of Control” covenant; provided that prior to such repurchase Allied NA has made the Change of Control Offer as provided in such covenant with respect to the exchange notes and repurchased all exchange notes validly tendered for repayment in connection with such Change of Control Offer;

(vi) the purchase or redemption of any Debt from Net Available Proceeds to the extent permitted under “— Repurchase at the Option of Holders — Asset Dispositions”;

(vii) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value of the principal of the Subordinated Notes; and

(viii) payments pursuant to the Intercompany Agreements.

      Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of Allied NA’s most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph.

Limitations Concerning Distributions by Subsidiaries, Etc.

      Allied NA may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary:

(i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or other ownership interests or pay any Debt or other obligation owed to Allied NA or any other Restricted Subsidiary;

(ii) to make loans or advances to Allied NA or any other Restricted Subsidiary; or

(iii) to sell, lease or transfer any of its property or assets to Allied NA or any Wholly-Owned Restricted Subsidiary.

      The preceding restrictions will not apply to any encumbrance or restriction existing pursuant to:

(a) the notes, the Indenture, the Senior Guarantees or any other agreement in effect on the date of the Supplemental Indenture;

(b) the Credit Facility, including any Guarantees of or Liens securing the Debt Incurred thereunder;

(c) an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by Allied NA and outstanding on such date and not incurred in anticipation of becoming a Subsidiary;

(d) an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement;

(e) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

(f) restrictions contained in any security agreement (including a capital lease) securing Debt permitted to be Incurred under the Indenture that impose restrictions of the nature described in clause (iii) above on the property subject to the Lien of such security agreement;

(g) an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in clause (a), (b) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors; or

(h) resulting from applicable corporate law or regulation relating to the payment of dividends or distributions.

Limitation on Liens

      Allied may not, and Allied NA may not, permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired (with respect to the Unsecured Notes only, other than, and for so long as the BFI Notes are secured by such Collateral, the Collateral subject to the Security Agreements, so long as the Debt secured by such Collateral is pari passu in right of payment (other than with respect to security) to the Unsecured Notes) to secure Debt of Allied, Allied NA or any of its Restricted Subsidiaries.

Limitation on Transactions with Affiliates and Related Persons

      The Indenture provides that Allied NA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Allied NA (each of the foregoing, an “Affiliate Transaction”), unless:

(a) such Affiliate Transaction is on terms that are no less favorable to Allied NA or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Allied NA or such Restricted Subsidiary with an unrelated Person and

(b) Allied NA delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10 million, either:

(i) a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; or

(ii) an opinion as to the fairness to Allied NA or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

(a) customary directors’ fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Allied NA or any of its Restricted

Subsidiaries in the ordinary course of business including ordinary course loans to employees not to exceed:

(i) $5 million outstanding in the aggregate at any time, and

(ii) $2 million to any one employee and consistent with the past practice of Allied NA or such Restricted Subsidiary;

(b) loans by Allied NA and its Restricted Subsidiaries to employees of Allied or any of its Subsidiaries in connection with management incentive plans not to exceed $25 million at any time outstanding, provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of:

(i) Allied NA from Allied NA, or

(ii) Allied from Allied if and to the extent that Allied utilizes the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of Allied NA;

(c) transactions between or among Allied NA and/or its Restricted Subsidiaries;

(d) payments of customary fees by Allied NA or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith;

(e) any agreement as in effect on the date of the Supplemental Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the notes in any material respect) or any transaction contemplated thereby; and

(f) Restricted Payments that are permitted by the provisions of the Supplemental Indenture described under the caption “— Limitation on Restricted Payments.”

Provision of Financial Information

      Whether or not Allied is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) will file with the SEC the annual reports, quarterly reports and other documents which Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) were so required, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which Allied NA would have been required so to file such documents if Allied NA were so required. Allied NA shall also in any event:

(a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) filed with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) were required to comply with such Sections, and

(b) if filing such documents by Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

Unrestricted Subsidiaries

      Allied NA at any time may designate any Person that is a Subsidiary, or after the date of the Supplemental Indenture becomes a Subsidiary, of Allied NA as an “Unrestricted Subsidiary,” whereupon

(and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, Allied NA may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of Allied NA (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary.

      Notwithstanding the foregoing, no change in the status of a Subsidiary of Allied NA from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

(i) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of the Indenture described under clause (3) of the first paragraph under “— Limitation on Restricted Payments” above; or

(ii) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

      In addition and notwithstanding the foregoing, no Restricted Subsidiary of Allied NA may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of Allied NA (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

(i) such Subsidiary:

(A) has outstanding Debt that is Unpermitted Debt (as defined below), or

(B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, Allied NA or any of its Restricted Subsidiaries; or

(ii) Allied NA or any other Restricted Subsidiary:

(A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary, including any undertaking, agreement or instrument evidencing such Debt, or

(B) is directly or indirectly liable on any Debt of such Subsidiary. Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which Allied NA would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision of the Indenture described under the preceding paragraph.

      “Unpermitted Debt” means any Debt of a Subsidiary of Allied NA if:

(x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the Holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the Holders of any Debt of Allied NA or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against Allied NA or any such other Restricted Subsidiary, or

(y) such Debt is secured by a Lien on any property or other assets of Allied NA and any of its other Restricted Subsidiaries.

      Each Person that is or becomes a Subsidiary of Allied NA will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of Allied NA that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly-Owned Subsidiary of Allied NA shall be deemed to be a Wholly-Owned Restricted Subsidiary at all times when it is a Wholly-Owned Subsidiary of Allied NA that is not an Unrestricted Subsidiary.

Mergers, Consolidations and Certain Sales of Assets

      Allied NA (i) may not consolidate with or merge into any Person; (ii) may not permit any Person other than a Restricted Subsidiary to consolidate with or merge into Allied NA; and (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of Allied NA and its Subsidiaries on a consolidated basis; unless, in each case (i), (ii) and (iii) above:

(1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by Allied NA or a Subsidiary of Allied NA as a result of such transaction (or series) as having been incurred by Allied NA of such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

(2) in a transaction (or series) in which Allied NA does not survive or in which Allied NA transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all Allied NA’s obligations under the Indenture and the applicable Supplemental Indenture;

(3) if such transaction (or series) occurs prior to the occurrence of a Rating Event Date, either:

(x) Allied NA or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under “— Certain Covenants — Limitation on Consolidated Debt” above; or

(y) the Consolidated EBITDA Coverage Ratio of Allied NA or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series);

(4) if, as a result of any such transaction, property or assets of Allied NA or any Restricted Subsidiary of Allied NA would become subject to a Lien prohibited by the covenant described under the caption “— Certain Covenants — Limitation on Liens,” Allied NA or the successor entity will have secured the exchange notes as required by such covenant; and

(5) Allied NA has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel as specified in the Indenture.

Events of Default

      The following will be Events of Default under the Indenture:

(a) failure to pay any interest on any note issued under the Indenture when due, continued for 30 days;

(b) failure to pay principal of (or premium, if any, on) any note issued under the Indenture when due;

(c) failure to perform or comply with the provisions described under “— Mergers, Consolidations and Certain Sales of Assets” or the provisions described under “— Repurchase at the Option of Holders — Asset Dispositions” and “— Repurchase at the Option of Holders — Change of Control”;

(d) failure to perform any other covenant or warranty of Allied NA or any Guarantor in the Indenture and Supplemental Indenture or the notes issued thereunder, continued for 60 days after written notice from Holders of at least 10% in principal amount of such series of outstanding notes issued under such Supplemental Indenture as provided in the Indenture;

(e) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt by Allied NA, any Guarantors or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of Allied NA, the Guarantor or any Restricted Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $50 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

(f) the rendering of a final judgment or judgments (not subject to appeal) against Allied NA, the Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount in excess of $50 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and

(g) certain events of bankruptcy, insolvency or reorganization affecting Allied NA, Allied or any Restricted Subsidiary of Allied NA.

      Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of notes issued under the Indenture, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and certain other conditions provided in the Indenture, the Holders of a majority in aggregate principal amount of a series of outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such series of notes or exercising any trust or power conferred on the Trustee with respect to such series of notes.

      If an Event of Default (other than an Event of Default of the type described in clause (g) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes outstanding, including the exchange notes, of a particular series may accelerate the maturity of all of such notes, and if an Event of Default of the type described in clause (g) above occurs, the principal of and any accrued interest on such notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding notes, including the exchange notes, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see “— Modification and Waiver.”

      No Holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder unless such Holder has previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of such series of notes outstanding, including the exchange notes, have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of such outstanding notes, including the exchange notes, a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a note for enforcement of payment of the principal of (and premium, if any) or interest on such note on or after the respective due dates expressed in such note.

      In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Allied NA with the intention of avoiding payment of the premium that Allied NA would have had to pay if Allied NA then had elected to redeem the notes issued thereunder pursuant to the provisions described above under “— Optional Redemption,” an equivalent premium will also become and be immediately due and payable upon the acceleration of such notes.

      Allied NA will be required to furnish to the Trustee annually a statement as to the performance by Allied NA of certain of its obligations under the Indenture and as to any default in such performance. Allied NA will be required to deliver to the Trustee, as soon as possible and in any event within 30 days after Allied NA becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, and the action which Allied NA proposes to take with respect thereto.

Defeasance

      The Indenture provides that with respect to any series of notes (A) if applicable, Allied NA will be discharged from any and all obligations in respect of such series of notes, including the exchange notes, or (B) if applicable, Allied NA may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the Indenture with respect to such notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, of such notes, including the exchange notes. With respect to clause (B), the obligations under the Indenture with respect to the notes other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things:

(i) with respect to clause (A), Allied NA has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), Allied NA has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing;

(iii) Allied NA has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

(iv) certain other customary conditions precedent are satisfied.

      In the event Allied NA omits to comply with its remaining obligations under the Indenture and such notes after a defeasance of the Indenture with respect to such notes as described under clause (B) above and such notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on such notes at the time of the acceleration resulting from such Event of Default. However, Allied NA will remain liable in respect of such payments.

Modification and Waiver

      Modifications and amendments of the Indenture and the Supplemental Indenture with respect to any series of notes may be made by Allied NA and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the such series of notes outstanding, including the exchange notes with respect to the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each such outstanding note, including each such exchange note, affected thereby:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any such note;

(b) reduce the principal amount of (or the premium, if any), or interest on, any such note;

(c) change the place or currency of payment of principal of, (or premium, if any) or interest on, any such note;

(d) impair the right to institute suit for the enforcement of any payment on or with respect to any such note;

(e) reduce the above stated percentage of outstanding notes, including the exchange notes, necessary to modify or amend the Indenture or the Supplemental Indenture;

(f) reduce the percentage of aggregate principal amount of outstanding notes, including the exchange notes, necessary for waiver of compliance with certain provisions of the Indenture or the Supplemental Indenture or for waiver of certain defaults thereunder; or

(g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants with respect to such notes, except as otherwise specified.

      The Holders of a majority in aggregate principal amount of any series of notes outstanding, including the exchange notes, may waive compliance by Allied NA with certain restrictive provisions of the Indenture and the Supplemental Indenture with respect to such notes. The Holders of a majority in aggregate principal amount of any series of notes outstanding, including the exchange notes, may waive any past default under the Indenture and the Supplemental Indenture with respect to such notes, except a default in the payment of principal (or premium, if any) or interest.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

      “Acquired Business” means (a) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by Allied NA or a Subsidiary of Allied NA and (b) any assets constituting a discrete business or operating unit acquired on or after the date hereof by Allied NA or a Subsidiary of Allied NA.

      “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

      “Allied NA Senior Notes” means the 7 5/8% and 7 7/8% Senior Notes issued in December 1998, the 8 7/8% Senior Notes issued in January 2001, the 8 1/2% Senior Notes issued in November 2001, the 9 1/4 Senior Notes issued in November 2002, and the 7 7/8 Senior Notes issued in April 2003.

      “Allied NA Waste Group” means, collectively, Allied, Allied NA and their respective Subsidiaries, and a member of the Allied NA Waste Group means Allied, Allied NA and each of their respective Subsidiaries.

      “Applicable Premium” means, with respect to any Unsecured Note on any redemption date, the excess of:

(a) the present value at such redemption date of (i) the redemption price of the note at April 15, 2009 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required interest payments due on the note through April 15, 2009 (excluding accrued but unpaid interest on the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the note.

      “Apollo” means Apollo Management IV, L.P. or its Permitted Transferees (exclusive of the Allied NA Waste Group).

      “Asset Disposition” by any Person that is Allied NA or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by Allied NA or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of:

(i) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary; or

(ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business; or

(iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business;

but excluding in each case in clauses (i), (ii) and (iii), (x) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of Allied NA in a manner permitted pursuant to the provisions described above under “Mergers, Consolidations and Certain Sales and Purchases of Assets” of Allied NA and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described under “— Certain Covenants — Limitation on Restricted Payments.”

      “BFI Notes” means the 6.1% and 6.375% Senior Notes issued January 1996, the 7.875% Senior Notes issued March 1995, the 7.4% Debentures issued September 1995, and the 9.25% Debentures issued May 1991 by BFI.

      “Blackstone” means the collective reference to:

(i) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Islands limited partnership (each of the foregoing, a “Blackstone Fund”); and

(ii) each Affiliate of any Blackstone Fund that is not an operating company or Controlled by an operating company and each general partner of any Blackstone Fund or any Blackstone Affiliate who is a partner or employee of The Blackstone Group L.P.

      “Capital Lease Obligation” of any Person means the obligation to pay rent to other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

      “Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

      “Cash Equivalents” means:

(i) United States dollars,

(ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year,

(iii) time deposits and certificates of deposit, demand deposits and banker’s acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million,

(iv) demand deposits made in the ordinary course of business and consistent with Allied NA’s customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof,

(v) insured deposits issued by commercial banks of the type described in clause (iv) above,

(vi) mutual funds whose investment guidelines restrict such funds’ investments primarily to those satisfying the provisions of clauses (i) through (iii) above,

(vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in clause (iii) above and

(viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or P-1 or the equivalent thereof by Moody’s Investors Services, Inc., and in each case maturing within 360 days.

      “Common Stock” of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      “Comparable Treasury Issue” means, with respect to the notes, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such series of notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such series of notes on such date. “Independent Investment Banker” means Citigroup Global Markets Inc. or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

      “Comparable Treasury Price” means, with respect to any Redemption Date for any issue of notes,

(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities” or

(ii) if such release (or any successor release) is not published or does not contain such prices on such business day:

(a) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or

(b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

      “Consolidated EBITDA” of any Person means for any period the Consolidated Net Income for such period increased by the sum of (without duplication):

(i) Consolidated Interest Expense of such Person for such period, plus

(ii) Consolidated Income Tax Expense of such Person for such period, plus

(iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period plus

(iv) the aggregate amount of letter of credit fees accrued during such period; plus

(v) all non-cash non-recurring charges during such period, including charges for costs related to acquisitions (it being understood that (x) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (y) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (y), Allied NA shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1 million individually or that exceed $10 million in the aggregate in any fiscal year); plus

(vi) all cash charges attributable to the execution, delivery and performance of the Indenture or the Credit Facility; plus

(vii) all non-recurring cash charges related to acquisitions and financings (including amendments thereto); and minus all non-cash non-recurring gains during such period (to the extent included in determining net operating income from such period);

provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

      “Consolidated EBITDA Coverage Ratio” of any Person means for any period the ratio of:

(i) Consolidated EBITDA of such Person for such period to

(ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause (ii)(A), minus (C) Consolidated Interest Expense of such Person which respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within clause (ii)(A);

provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by Allied NA and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

      “Consolidated Income Tax Expense” of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

      “Consolidated Interest Expense” of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

(i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

(ii) the amortization of Debt discounts;

(iii) any payments or fees with respect to letters of credit, bankers’ acceptances or similar facilities;

(iv) the net amount due and payable (or minus the net amount receivable), with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement;

(v) any Preferred Stock dividends declared and paid or payable in cash; and

(vi) any interest capitalized in accordance with generally accepted accounting principles.

      “Consolidated Net Income” of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting, principles; provided that there shall be excluded therefrom:

(a) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the first paragraph under the caption “— Certain Covenants — Limitation on Restricted Payments” the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period Prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction;

(b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions;

(c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period;

(d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries;

(e) any net income (or loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary;

(f) all extraordinary gains and extraordinary losses that involve a present or future cash payment;

(g) all non-cash non-recurring charges during such period, including charges for acquisition related costs (it being understood that (A)non-cash non-recurring charges shall not include accruals for closure and post closure liabilities and (B) charges, other than charges for the accruals referred to in (A) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges); and

(h) the tax effect of any of the items described in clauses (a) through (g) above.

      “Consolidated Subsidiaries” of any Person means all other Persons that would be accounted for as consolidated Persons in such Person’s financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such person was an Unrestricted Subsidiary, “Consolidated Subsidiaries” will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

      “Consolidated Total Assets” of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

      “Continuing Directors” means, as of any date of determination with respect to any person, any member of the Board of Directors of such person who:

(1) was a member of such Board of Directors on the issue date of the applicable series of notes; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      “Credit Facility” means the credit agreement, dated July 21, 1999, as amended and restated as of August 20, 2003, as further amended and restated as of November 20, 2003, and as further amended and restated as of March 30, 2004, among Allied NA, Allied, certain lenders party thereto, and JPMorgan Chase Bank, as Administrative Agent and Collateral Agent, and Citicorp North America, Inc., as Syndication Agent, as amended, or any bank credit agreement that replaces, amends, supplements, restates or renews such Credit Facility.

      “Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person:

(i) every obligation of such Person for money borrowed;

(ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

(iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances of similar facilities issued for the account of such Person;

(iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

(v) every Capital Lease Obligation of such Person;

(vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination;

(vii) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination; and

(viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

      “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Allied NA or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of Allied NA, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Non-cash Consideration.

      “Excepted Disposition” means a transfer, conveyance, sale, lease or other disposition by Allied NA or any Restricted Subsidiary of any asset of Allied NA or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of Allied NA and which in the aggregate with all other assets disposed of in Excepted Dispositions in any fiscal year does not exceed 5% of Consolidated Total Assets of Allied NA.

      “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person:

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt;

(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or

(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed”, “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

      “Incur” means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles to be recorded on the balance sheet of such Person (and “incurrence,” “incurred,” “incurrable” and “incurring” shall have meanings correlative to the foregoing); provided that, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time the other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

      “Intercompany Agreements” means the Management Agreements between Allied and Allied NA dated November 15, 1996.

      “Interest Rate or Currency Protection Agreement” of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

      “Investment” by any Person in any other Person means:

(i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise);

(ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other Debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person;

(iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee; or

(iv) any other investment of cash or other property by such Person in or for the account of such other Person.

      “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, casement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

      “Net Available Proceeds” from any Asset Disposition by any Person that is Allied NA or any Restricted Subsidiary means cash or readily marketable cash equivalent received (including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of:

(i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds); and

(iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

      “pari passu” when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

      “Permitted Allied Successor” means (i) an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (1)(c) of the definition of Change of Control, (ii) Apollo and (iii) Blackstone.

      “Permitted Interest Rate or Currency Protection Agreement” of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

      “Permitted Investment” means:

(i) Investments in Allied NA or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary;

(ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year;

(iii) time deposits and certificates of deposit, demand deposits and banker’s acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million;

(iv) demand deposits made in the ordinary course of business and consistent with Allied NA’s customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof;

(v) insured deposits issued by commercial banks of the type described in Clause (iv) above,

(vi) mutual funds whose investment guidelines restrict such funds’ investment primarily to those satisfying the provisions of Clauses (i) through (iii) above;

(vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above;

(viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor’s Ratings Group or P-1 or the equivalent thereof by Moody’s Investors Services, Inc., and in each case maturing within 360 days;

(ix) receivables owing to Allied NA or a Restricted Subsidiary of Allied NA if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business;

(x) any Investment consisting of loans and advances to employees of Allied NA or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business;

(xi) any Investment consisting of loans and advances by Allied NA or any Restricted Subsidiary to employees, officers and directors of Allied NA or Allied, in connection with management incentive plans not to exceed $25 million at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of (i) Allied NA from Allied NA or (ii) Allied from Allied if Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of Allied NA, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments;

(xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement;

(xiii) any Investment acquired by Allied NA or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivables held by Allied NA or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by Allied NA or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured investment in default;

(xiv) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, the covenant described above under “— Repurchase at the Option of Holders — Asset Dispositions;”

(xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of Allied NA; and

(xvi) other Investments in an aggregate amount of not to exceed 15% of the Consolidated Total Assets of Allied NA outstanding at any time.

      “Permitted Liens” means:

(i) Liens securing indebtedness under the Credit Facility that was permitted by the terms of the Indenture to be incurred;

(ii) Liens incurred after the date of the Supplemental Indenture securing Debt of Allied NA that ranks pari passu in right of payment to the notes, so long as the notes are secured equally and ratably with such Debt for so long as such Debt is so secured;

(iii) Liens in favor of Allied NA or any Restricted Subsidiary;

(iv) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with Allied NA or any Restricted Subsidiary of Allied NA, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Allied NA or any Restricted Subsidiary;

(v) Liens on property existing at the time of acquisition thereof by Allied NA or any Restricted Subsidiary of Allied NA, provided that such Liens were not incurred in contemplation of such acquisition;

(vi) Liens existing on the date of the Supplemental Indenture;

(vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(viii) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the Indenture;

(ix) landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(x) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers’ compensation, unemployment insurance and other social security legislation;

(xi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Allied NA or such Restricted Subsidiary;

(xii) any attachment or judgment Lien that does not constitute an Event of Default;

(xiii) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders;

(xiv) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation;

(xv) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition;

(xvi) Liens in favor of prior holders of leases on property acquired by Allied NA or of sublessors under leases on Allied NA property;

(xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker’s acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(xviii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the Supplemental Indenture; provided that (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with the covenant described under the caption “— Certain Covenants — Limitation on Consolidated Debt,” (1) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject thereto and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item;

(xix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Allied NA and its Restricted Subsidiaries, taken as a whole;

(xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(xxi) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of Allied NA or any Restricted Subsidiary other than the property or assets acquired;

(xxii) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements;

(xxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Allied NA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Allied NA and its Restricted Subsidiaries;

(xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) and the Liens are not extended to any additional assets (other than proceeds and accessions);

(xxv) Liens incurred in the ordinary course of business of Allied NA or any Restricted Subsidiary of Allied NA with respect to obligations that do not exceed $50 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Allied NA or such Restricted Subsidiary; and

(xxvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

This definition does not authorize the incurrence of any Debt not otherwise permitted by the covenant described under the caption “Certain Covenants — Limitation on Consolidated Debt.”

      “Permitted Transferee” means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

      “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

      “Public Offering” means any underwritten public offering of Capital Stock pursuant to a registration statement filed under the Securities Act.

      “Redeemable Interest” of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the Holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the exchange notes.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable

Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

      “Related Business” means a business substantially similar to the business engaged in by Allied NA and its Subsidiaries on the date of the Supplemental Indenture.

      “Related Person” of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

      “Restricted Subsidiary” means (i) at any date, a Subsidiary of Allied NA that is not an Unrestricted Subsidiary as of such date and (ii) for any period, a Subsidiary of Allied NA that for any portion of such period is not an Unrestricted Subsidiary, provided that such terms shall mean such Subsidiary only for such portion of such period.

      “Special Purpose Subsidiaries” means Saguaro National Insurance Company, a Vermont corporation, Global Indemnity Assurance, a Vermont corporation and a Subsidiary of BFI, Commercial Reassurance Limited, a corporation organized under the laws of the Republic of Ireland and a Subsidiary of BFI, and Allied Receivables Funding Incorporated, a Delaware corporation.

      “Subordinated Notes” means the 10% Senior Subordinated Notes due 2009 issues in July 1999 by Allied NA.

      “Subsidiary” of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affair thereof.

      “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to April 15, 2009; provided, however, that if the period from the redemption date to April 15, 2009 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

      “Treasury Yield” means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

      “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

      “Unrestricted Subsidiary” means (i) at any date, a Subsidiary of Allied NA that is an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under the caption “— Certain Covenants — Unrestricted Subsidiaries” and (ii) for any period, a Subsidiary of Allied NA that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under the caption “— Certain Covenants — Unrestricted Subsidiaries”, provided that such term shall mean such Subsidiary only for such portion of such period.

      “Voting Stock” of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

Book Entry; Delivery and Form

      The exchange notes will be represented by one or more permanent global notes in definitive, fully registered form without interest coupons and will be deposited with the Trustee as custodian for, and registered in the name of a nominee of, The Depository Trust Company (“DTC”).

      Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC, which we refer to as participants, or persons who hold interests through participants. Ownership of beneficial interests in a global note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

      So long as DTC, or its nominee, is the registered owner or holder of any of the exchange notes, DTC or that nominee, as the case may be, will be considered the sole owner or holder of such exchange notes represented by the global note for all purposes under the indentures and the notes. No beneficial owner of an interest in a global note will be able to transfer such interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the Indentures and, if applicable, those of Euroclear and Clearstream Banking.

      Payments of the principal of, and interest on, a global note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of we, the Trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      We expect that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

      Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

      We expect that DTC will take any action permitted to be taken by a holder of notes (including the presentation of notes for as described below) only at the direction of one or more participants account DTC interests in a global note is and only in respect of such portion of the aggregate principal amount as to which such participant or participants has or have given such to exchange to whose credited of notes direction.

However, if there is an event of default under the notes, DTC will exchange the applicable global note for certificated notes, which it will distribute to its participants.

      We understand that: DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies and certain other organizations that clear through or maintain a custodial relationship with a participant, either directly or indirectly, whom we refer to as indirect participants.

      Although DTC, Euroclear and Clearstream Banking are expected to follow the foregoing procedures in order to facilitate transfers of interests in a global note among participants of DTC, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of we, the Trustee or the paying agent will have any responsibility for the performance by DTC, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

      If DTC is at any time unwilling or unable to continue as a depositary for the global notes or if at any time DTC ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by us within 90 days, we will issue certificated notes in exchange for the global notes. Holders of an interest in a global note may receive certificated notes in accordance with DTC’s rules and procedures in addition to those provided for under the applicable indenture.

Registration Covenant; Exchange Offer

      We have filed a registration statement to comply with our obligation under the registration rights agreements to register the issuance of the exchange notes. See “The Exchange Offer.”

Notices

      Notices to Holders of exchange notes will be given by mail to the addresses of such Holders as they may appear in the applicable Security Register.

Title

      Allied NA, the Trustee and any agent of Allied NA or the Trustee may treat the Person in whose name an exchange note is registered as the absolute owner thereof (whether or not such exchange note may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

      The Indenture and the Supplemental Indentures are, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 90 days after the consummation of the exchange offer, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 90 days after the consummation of the exchange offer, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

      The following summary describes the material U.S. federal income tax consequences of the exchange of outstanding notes for the exchange notes pursuant to this exchange offer.

      This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax consequences of the exchange of the outstanding notes for the exchange notes or the ownership or disposition of the exchange notes. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

      The discussion below deals only with the notes held as capital assets within the meaning of the Code, and does not address holders of the notes that may be subject to special rules. Holders that may be subject to special rules include:

•	some U.S. expatriates;

•	banks, thrifts or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	S Corporations;

•	broker-dealers or dealers in securities or currencies;

•	traders in securities;

•	holders whose functional currency is not the U.S. dollar;

•	persons that hold the notes as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction; and

•	persons subject to the alternative minimum tax provisions of the Code.

      If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership owning and disposing of the notes.

      You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of exchanging the outstanding notes for the exchange notes.

The Exchange

      The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

LEGAL MATTERS

      The validity of the exchange notes will be passed upon for us by Latham & Watkins LLP, New York, New York.

EXPERTS

      The consolidated financial statements of Allied Waste Industries, Inc. as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this Prospectus by reference to Allied Waste Industries, Inc.’s Current Report on Form 8-K dated May 10, 2004 and the financial statement schedule incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2003 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

      The consolidated financial statements of Browning Ferris Industries, Inc. or “BFI” as of December 31, 2003 and 2002 and for each of the three years in the period ended December 31, 2003 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Allied Waste Industries, Inc. for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ALLIED WASTE NORTH AMERICA, INC.

OFFER TO EXCHANGE

$350,000,000 principal amount of its 6 1/2% Series B Senior Notes due 2010,

which have been registered under the Securities Act,
for any and all of its outstanding 6 1/2% Series A Senior Notes due 2010,
$400,000,000 principal amount of its 5 3/4% Series B Senior Notes due 2011, which have been registered under the Securities Act,
for any and all of its outstanding 5 3/4% Series A Senior Notes due 2011,
$425,000,000 principal amount of its 6 1/8% Series B Senior Notes due 2014, which have been registered under the Securities Act,
for any and all of its outstanding 6 1/8% Series A Senior Notes due 2014,
$275,000,000 principal amount of its 6 3/8% Series B Senior Notes due 2011, which have been registered under the Securities Act,
for any and all outstanding 6 3/8% Series A Senior Notes due 2011,
$400,000,000 principal amount of its 7 3/8% Series B Senior Unsecured Notes due 2014,
which have been registered under the Securities Act,
for any and all outstanding 7 3/8% Series A Senior Unsecured Notes due 2014

PROSPECTUS

                    , 2004

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      We and Allied NA are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

      The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

      Our and Allied NA’s respective Certificate of Incorporation and Bylaws provide for the indemnification of our respective directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by us and Allied NA with our respective executive officers and certain other key employees, we and Allied NA must indemnify such officers and employees in the same manner and to the same extent that we and Allied NA are required to indemnify our respective directors under our respective Bylaws. Our and Allied NA’s respective Certificate of Incorporation limit the personal liability of a director to the corporation or its stockholders to damages for breach of the director’s fiduciary duty.

      We and Allied NA have purchased insurance on behalf of our respective directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrants, or that may arise out of their status as directors or officers of the registrants, including liabilities under the federal and state securities laws. We and Allied NA have entered into indemnification agreements to indemnify our respective directors to the extent permitted under Delaware law.

Item 21.	Exhibits and Financial Data Schedules.

      (A) Exhibits

      The following is a list of all the exhibits filed as part of the Registration Statement.

Number		Description

2.1		Amended and Restated Agreement and Plan of Reorganization between Allied Waste Industries, Inc. and Rabanco Acquisition Company, Rabanco Acquisition Company Two, Rabanco Acquisition Company Three, Rabanco Acquisition Company Four, Rabanco Acquisition Company Five, Rabanco Acquisition Company Six, Rabanco Acquisition Company Seven, Rabanco Acquisition Company Eight, Rabanco Acquisition Company Nine, Rabanco Acquisition Company Ten, Rabanco Acquisition Company Eleven, and Rabanco Acquisition Company Twelve. Exhibit 2.4 to Allied’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is incorporated herein by reference.
2.2		Agreement and Plan of Merger dated as of August 10, 1998 by and among Allied Waste Industries, Inc., AWIN II Acquisition Corporation and American Disposal Services, Inc. Exhibit 2 to Allied’s Report on Form 8-K filed August 21, 1998 is incorporated herein by reference.
2.3		Agreement and Plan of Merger dated as of March 7, 1999 by and among Allied Waste Industries, Inc., AWIN I Acquisition Corporation and Browning-Ferris Industries, Inc. Exhibit 2 to Allied’s Report on Form 8-K filed March 16, 1999 is incorporated herein by reference.
3.1		Amended Certificate of Incorporation of Allied. Exhibit 3.1 to the Company’s Report on Form 10-K/ A for the fiscal year ended December 31, 1996 is incorporated herein by reference.
3	.1(i)	Amendment to Amended Certificate of Incorporation of Allied dated October 15, 1998. Exhibit 3.4 to the Company’s Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
3	.1(ii)	Certificate of Amendment to Restated Certificate of Incorporation of Allied dated January 23, 2003. Exhibit 3.1(ii) to the Company’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
3.2		Amended and Restated Bylaws of the Company as of May 13, 1997. Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.
3	.2(i)	Amendment to the Amended and Restated Bylaws of the Company, effective June 30, 1999. Exhibit 3.2 to Allied’s Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference.
3	.2(ii)	Amendment No. 2 to the Amended and Restated Bylaws of Allied Waste Industries, Inc. effective June 24, 2003. Exhibit 3.2 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.1		Eighth Supplemental Indenture relating to the 8 1/2% Senior Notes due 2008, dated November 27, 2001, among Allied NA, certain guarantors signature thereto, and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-82362) is incorporated by reference.
4.2		Form of 8 1/2% Senior Notes due 2008 (included in Exhibit 10.11).
4.3		Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes 2008, dated January 30, 2001, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.4		Amendment No. 1 to Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.5		Form 8 7/8% Senior Notes due 2008 (included in Exhibit 10.13).

Number	Description

4.6	Senior Indenture relating to the 1998 Senior Notes dated as of December 23, 1998, by and among Allied NA and U.S. Bank Trust National Association, as Trustee, with respect to the 1998 Senior Notes and Exchange Notes. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.7	Seven Year Series Supplemental Indenture relating to the 1998 Seven Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.4 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.8	Form of Series B Seven Year Notes (included in Exhibit 4.25). Exhibit 4.5 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.9	Ten Year Series Supplemental Indenture relating to the 1998 Ten Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.6 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.10	Form of Series B Ten Year Notes. Exhibit 4.7 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.11	Fourth Supplemental Indenture relating to the 1998 Senior Notes, dated as of July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.26 to Allied’s Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.
4.12	Fifth Supplemental Indenture relating to the 1998 Senior Notes, dated as of December 29, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.27 to Allied’s Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.
4.13	Seventh Supplemental Indenture relating to the 1998 Senior Notes and the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto and U.S. Bank Trust National Association, as Trustee. Exhibit 4.21 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.14	Restated Indenture relating to debt issued by Browning-Ferris Industries, Inc., dated September 1, 1991, among BFI and First City, Texas-Houston, National Association, as Trustee. Exhibit 4.22 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.15	First Supplemental Indenture relating to the debt issued by Browning-Ferris Industries, Inc., dated July 30, 1999, among Allied, Allied NA, Browning-Ferris Industries, Inc. and Chase Bank of Texas, National Association, as Trustee. Exhibit 4.23 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.16	Amended and Restated Collateral Trust Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JPMorgan Chase Bank, as Collateral Trustee. Exhibit 10.14 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.17	Amended and restated Shared Collateral Pledge Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Trustee. Exhibit 10.13 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.18	Amended and Restated Shared Collateral Security Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Trustee. Exhibit 10.12 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.19	Amended and Restated Non-Shared Collateral Security Agreement, dated April 29, 2003, among Allied, Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Agent. Exhibit 10.10 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.

Number	Description

4.20	Amended and Restated Non-Shared Collateral Pledge Agreement, dated April 29, 2003, among Allied, Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Agent. Exhibit 10.11 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.21	Subordinated Indenture, dated July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee, regarding the 10% Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-91539), is incorporated herein by reference.
4.22	First Supplemental Indenture, dated July 30, 1999 among Allied NA, certain subsidiaries of Allied NA and U.S. Bank Trust, National Association, as Trustee, regarding 10% Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.3 to Allied’s Report on Form 8-K dated August 10, 1999, is incorporated herein by reference.
4.23	Second Supplemental Subordinated Indenture relating to the 10% Senior Subordinated Notes due 2009 of Allied NA, dated December 29, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied’s Registration Statement on Form S-4 (No. 333-91539), is incorporated herein by reference.
4.24	Form of 10% Series B Senior Subordinated Notes due 2009 (included in Exhibit 10.51), is incorporated herein by reference.
4.25	Ninth Supplemental Indenture relating to the 9 1/4% Senior Notes due 2012, dated November 15, 2002, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.75 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.26	Tenth Supplemental Indenture governing the 7 7/8% Senior Notes due 2013, dated April 9, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.01 to Allied’s Current Report on Form 8-K dated April 10, 2003 is incorporated herein by reference.
4.27	Registration Rights Agreement, dated as of November 10, 2003, by and among the Company, the Guarantors and the initial purchasers, relating to $350 million aggregate principal amount of 6 1/2% Senior Notes due 2010. Exhibit 10.4 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.28	Eleventh Supplemental Indenture relating to the 6 1/2% Senior Notes due 2010, dated November 10, 2003, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.5 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.29	Twelfth Supplemental Indenture governing the 5 3/4% Series A Senior Notes due 2011, dated January 27, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.58 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.30	Thirteenth Supplemental Indenture governing the 6 1/8% Series A Senior Notes due 2014, dated January 27, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.59 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.31	Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Convertible Preferred Stock and related parties. Exhibit 10.60 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.
4.32	Fourteenth Supplemental Indenture governing the 7 3/8% Series A Senior Unsecured Notes due 2014, dated April 20, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.22 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.

Number		Description

4.34		Fifteenth Supplemental Indenture governing the 7 3/8% Series A Senior Notes due 2011, dated April 20, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.23 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
4.35		Registration Rights Agreement, dated as of April 20, 2004, by and among the Company, the Guarantors and the initial purchasers, relating to $400 million aggregate principal amount of 7 3/8% Senior Unsecured Notes due 2014. Exhibit 10.21 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
4.36		Registration Rights Agreement, dated as of April 20, 2004, by and among the Company, the Guarantors and the initial purchasers, relating to $275 million aggregate principal amount of 6 3/8% Senior Notes due 2011. Exhibit 10.20 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
5	.1*	Opinion of Latham & Watkins LLP, special counsel to Allied.
10.1		Securities Purchase Agreement dated April 21, 1997, between Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw Transportation, Inc.; and Allied Waste Industries, Inc. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated herein by reference.
10.2		Executive Employment Agreement between Allied and Thomas H. Van Weelden dated January 1, 1999. Exhibit 10.9 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated herein by reference.
10.3		Executive Employment Agreement between Allied and Steven M. Helm dated June 6, 1997. Exhibit 10.5 to Allied’s Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated herein by reference.
10.4		Executive Employment Agreement between Allied and Donald W. Slager dated January 1, 1999. Exhibit 10.12 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated herein by reference.
10.5		Executive Employment Agreement between Allied and Peter S. Hathaway dated June 6, 1997. Exhibit 10.14 to Allied’s Report on Form 10-K for the year ended December 31, 1997, is incorporated herein by reference.
10.11		1994 Amended and Restated Non-Employee Director Stock Option Plan of Allied. Exhibit B to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 28, 1994, is incorporated herein by reference.
10.12		Amendment to the 1994 Amended and Restated Non-Employee Director Stock Option Plan. Exhibit 10.2 to Allied’s Quarterly Report on Form 10-Q dated August 10, 1995, is incorporated herein by reference.
10.13		Second Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan of Allied. Exhibit A to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 25, 1995, is incorporated herein by reference.
10.14		Third Amendment to the 1994 Amended and Restated Non-Employee Director’s Stock Option Plan dated January 1, 1998. Exhibit 4.41 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.15		Fourth Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan dated January 1, 1998. Exhibit 4.42 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.16		Fifth Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan dated May 26, 1999. Exhibit 4.43 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.17		Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1 to Allied’s Quarterly Report on Form 10-Q dated May 31, 1996, is incorporated herein by reference.

Number	Description

10.18	Amended and Restated 1991 Incentive Stock Plan. Exhibit 3 to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 18, 2001, is incorporated herein by reference.
10.19	First Amendment to the 1991 Incentive Stock Plan dated August 8, 2001. Exhibit 4.14 to Allied’s Report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference.
10.20	First Amendment to the 1994 Amended and Restated Incentive Stock Plan dated January 1, 1998. Exhibit 4.44 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.21	1993 Incentive Stock Plan of Allied. Exhibit 10.3 to Allied’s Registration Statement on Form S-1 (No. 33-73110) is incorporated herein by reference.
10.22	Amendment No. 1 to the 1993 Incentive Stock Option Plan dated January 1, 1998. Exhibit 4.45 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2002 is incorporated herein by reference.
10.23	Amendment to the Allied Waste Industries, Inc. 1993 Incentive Stock Plan dated June 20, 2000. Exhibit 4.46 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2002 is incorporated herein by reference.
10.24	Second Amendment to the 1993 Incentive Stock Plan dated December 12, 2002. Exhibit 10.44 to Allied’s Report on Form 10-k for the year ended December 31, 2002 is incorporated herein by reference.
10.25	First Amendment to the 1994 Incentive Stock Plan dated June 20, 2000 is incorporated herein by reference.
10.26	Second Amendment to the 1994 Incentive Stock Plan dated December 12, 2002. Exhibit 10.46 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
10.27	Restated 1994 Non-Employee Director Stock Plan dated April 3, 2002 is incorporated herein by reference.
10.28	Sixth Amendment to the 1994 Amended and Restated Non-Employee Director Stock Plan dated April 3, 2002 is incorporated herein by reference.
10.29	Second Amendment to Restated 1991 Incentive Stock Plan dated December 12, 2002 is incorporated herein by reference.
10.50	Amended and Restated Credit Agreement, dated April 29, 2003. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2003 is incorporated herein by reference.
10.51	Amendment to Amended and Restated Credit Agreement, dated as of August 20, 2003. Exhibit 10.01 to Allied’s Current Report on Form 8-K dated August 25, 2003 is incorporated by reference.
10.52	Certificate of Designations of 6 1/4% Series C Senior Mandatory Convertible Preferred Stock of Allied Waste Industries, Inc., as filed with the Delaware Secretary of State on April 8, 2003. Exhibit 3.01 to Allied’s Current Report on Form 8-K dated April 10, 2003 is incorporated by reference.
10.54	Exchange Agreement, dated July 31, 2003, by and among Allied Waste Industries, Inc., and the Parties Listed on Schedule I thereto. Exhibit 1.01 to Allied’s Current Report on Form 8-K dated August 6, 2003 is incorporated by reference.
10.55	Executive Employment Agreement between the Company and Thomas W. Ryan effective August 1, 2003. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
10.60	Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Convertible Preferred Stock and related parties. Exhibit 10.60 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.

Number		Description

10.61		Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.61 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.
10.62		Amendment to Amended and Restated Credit Agreement, dated November 20, 2003. Exhibit 99.1 to Allied’s Current Report on Form 8-K dated November 26, 2003 is incorporated by reference.
12.1		Ratio of earnings to fixed charges and preferred stock dividends. Exhibit 12.1 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference. Exhibit 12.1 to Allied’s Registration Statement on Form S-3 filed on May 10, 2004 is incorporated herein by reference.
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of PricewaterhouseCoopers LLP.
23	.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
25	.1*	Statement of Eligibility of U.S. Bank National Association, as trustee, on Form T-1.
99	.1*	Form of Letter of Transmittal.
99	.2*	Form of Notice of Guaranteed Delivery.
99	.3*	Form of Letter from Allied Waste Industries, Inc. to Registered Holders and DTC Participants.
99	.4*	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.
99	.5*	Form of Letter to Clients.
99	.6*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith

      (B) Financial Statement Schedules

      Schedules are omitted since the information required to be submitted has been included in the Supplemental Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

Item 22.	Undertakings

      The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, Allied Waste Industries, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

ALLIED WASTE INDUSTRIES, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter S. Hathaway, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ PETER S. HATHAWAY Peter S. Hathaway	Executive Vice President and Chief Financial Officer

/s/ JAMES E. GRAY James E. Gray	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ NOLAN LEHMANN Nolan Lehmann	Director

/s/ MICHAEL S. GROSS Michael S. Gross	Director

/s/ ANTONY P. RESSLER Antony P. Ressler	Director

Signature	Title

/s/ HOWARD A. LIPSON Howard A. Lipson	Director

/s/ DENNIS R. HENDRIX Dennis R. Hendrix	Director

/s/ LAWRENCE V. JACKSON Lawrence V. Jackson	Director

/s/ WARREN B. RUDMAN Warren B. Rudman	Director

/s/ J. TOMILSON HILL J. Tomilson Hill	Director

/s/ LEON D. BLACK Leon D. Black	Director

/s/ ROBERT AGATE Robert Agate	Director

/s/ JAMES W. CROWNOVER James W. Crownover	Director

      Pursuant to the requirements of the Securities Act, Allied Waste North America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

ALLIED WASTE NORTH AMERICA, INC.

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter S. Hathaway, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President (Principal Executive Officer)

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer Principal Accounting Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Vice President and Treasurer (Principal Financial Officer)

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary

      Pursuant to the requirements of the Securities Act, AWNA Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

AWNA TRUST

By:	Allied Waste Industries, Inc.,

Sponsor

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule A hereto certifies that it reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule A hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule B hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule B hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule C hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule C hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ STEVEN M. HELM Steven M. Helm	Director and Vice President

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule D hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule D hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Browning-Ferris Industries, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of Browning-Ferris Industries, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule E hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule E hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director and President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule F hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule F hereto.

By:	Browning-Ferris Industries of Tennessee, Inc.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Browning-Ferris Industries of Tennessee, Inc.

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries of Tennessee, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of Browning-Ferris Industries of Tennessee, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule G hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule G hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc. as Managing Member

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc. as Managing Member

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc. as Managing Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule H hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule H hereto.

By:	Allied Waste Landfill Holdings, Inc. General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Allied Waste Landfill Holdings, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule I hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule I hereto.

By:	Bridgeton Landfill, LLC

Member

By:	Allied Waste North America, Inc.

Member of Bridgeton Landfill, LLC

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc.

/s/ STEVEN H. HELM Steven H. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc.

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule J hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule J hereto.

By:	Allied Waste Landfill Holdings, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Allied Waste North America, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Vice President and Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Allied Waste Landfill Holdings, Inc.

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director, President and Chief Executive Officer of Allied Waste North America, Inc. (Principal Executive Officer)

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc.

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Vice President and Chief Accounting Officer of Allied Waste North America, Inc. (Principal Accounting Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Vice President and Treasurer of Allied Waste North America, Inc. (Principal Financial Officer)

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule K hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule K hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc., Member

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc., Member

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule L hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule L hereto.

By:	Liberty Waste Services of Illinois, L.L.C.

Managing Member

By:	Liberty Waste Services Limited, L.L.C.

Managing Member of Liberty Waste Services of Illinois, L.L.C.

By:	American Disposal Services of Illinois, Inc.

Managing Member of Liberty Waste Services
Limited, L.L.C.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of American Disposal Services of Illinois, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of American Disposal Services of Illinois, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of American Disposal Services of Illinois, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule M hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule M hereto.

By:	Brenham Total Roll-Offs, LP

Member

By:	Allied Waste Landfill Holdings, Inc.

General Partner

By	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc. as General Partner

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc. as General Partner

/s/ JAMES E. GRAY James E. Gray	Director of Allied Waste Landfill Holdings, Inc. as General Partner

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule N hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule N hereto.

By:	Liberty Waste Services Limited, L.L.C.

Managing Member

By:	American Disposal Services of Illinois, Inc.

Managing Member of Liberty Waste Services
Limited, L.L.C.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of American Disposal Services Illinois, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of American Disposal Services of Illinois, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of American Disposal Services of Illinois, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule O hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor listed on Schedule O hereto.

By:	American Disposal Services of Illinois, Inc. Managing Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of American Disposal Services Illinois, Inc.

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of American Disposal Services of Illinois, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of American Disposal Services of Illinois, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule P hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor listed on Schedule P hereto.

By:	BFI Waste Systems of North America, Inc. Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Waste Systems of North America, Inc.

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Waste Systems of North America, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of BFI Waste Systems of North America, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Q hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule Q hereto.

By:	ECDC Holdings, Inc.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of ECDC Holdings, Inc., Member

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of ECDC Holdings, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of ECDC Holdings, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule R hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule R hereto.

By:	Allied Waste Systems, Inc.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Allied Waste Systems, Inc., Member

Signature	Title

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Systems, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of Allied Waste Systems, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule S hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule S hereto.

By:	Rabanco Recycling, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Rabanco, Ltd.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of Rabanco Recycling, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Rabanco Recycling, Inc. (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Rabanco Recycling, Inc.

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of Rabanco, Ltd. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Rabanco, Ltd. (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Rabanco, Ltd.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule T hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule T hereto.

By:	Rabanco, Ltd.

Managing General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of Rabanco, Ltd. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Rabanco, Ltd. (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Rabanco, Ltd.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule U hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule U hereto.

By:	/s/ PAUL ROSLAND

Paul Rosland
President

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ PAUL ROSLAND Paul Rosland	Sole Director and President

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule V hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule V hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ STEVEN FORNEY Steven Forney	Director

/s/ JAMES E. GRAY James E. Gray	Director

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule W hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule W hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ STEVEN M. HELM Steven M. Helm	Director and President (Principal Executive Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule X hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule X hereto.

By:	Allied Waste North America, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Browning-Ferris Industries of Tennessee, Inc.

General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature

Title

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc. (Principal Executive Officer)

Director, Executive Vice President,
/s/ PETER S. HATHAWAY Peter S. Hathaway	Chief Financial Officer and of Allied Waste North (Principal Accoun	Chief Accounting Officer America, Inc. ting Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Vice President and Treasurer (Principal Financial Officer) of Allied Waste North America, Inc.

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc.

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of Browning-Ferris. Industries of Tennessee, Inc. (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries of Tennessee, Inc. (Principal Financial Officer and Principal Accounting Officer)

/s/ JAMES E. GRAY James E. Gray	Director of Browning-Ferris Industries of Tennessee, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Y hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule Y hereto.

By:	Frontier Waste Services, L.P.

Member

By:	Allied Waste Landfill Holdings, Inc.

General Partner of Frontier Waste Services, L.P.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of Allied Waste Landfill Holdings, Inc.

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Allied Waste Landfill Holdings, Inc.

/s/ JAMES E. GRAY James E. Gray	Director of Allied Waste Landfill Holdings, Inc.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule Z hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule Z hereto.

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Executive Vice President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Waste Systems of North America, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Waste Systems of North America, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of BFI Waste Systems of North America, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule AA hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule AA hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

By:	BFI Energy Systems of Essex County, Inc.,

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc., Member and Manager

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Energy Systems of Essex County, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Essex County, Inc., Member

/s/ DONALD W. SLAGER Donald W. Slager	Director of BFI Energy Systems of Essex County, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule BB hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule BB hereto.

By:	ALLIED WASTE NORTH AMERICA, INC.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

By:	BFI ENERGY SYSTEMS OF HEMPSTEAD, INC.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc., Member and Manager

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Energy Systems of Hempstead, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Hempstead, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of BFI Energy Systems of Hempstead, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule CC hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule CC hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

By:	BFI Energy Systems of Niagara, Inc.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	Browning-Ferris Industries of New York, Inc.

Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc., Member and Manager

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Energy Systems of Niagara, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Niagara, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of BFI Energy Systems of Niagara, Inc., Member

/s/ DONALD W. SLAGER Donald W. Slager	Director and Executive Vice President of Browning-Ferris Industries of New York, Inc., Member

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of Browning-Ferris Industries of New York, Inc., Member

/s/ JAMES E. GRAY James E. Gray	Director of Browning-Ferris Industries of New York, Inc., Member

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule DD hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule DD hereto.

By:	Allied Waste North America, Inc.,

Member and Manager

By:	/s/ PETER S. HATHAWAY

Peter S. Hathaway
Executive Vice President

By:	BFI Energy Systems of Southeastern

Connecticut, Inc.,
Member

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

By:	BFI Energy Systems of Southeastern

Connecticut, L.P.,
Member

By:	BFI Energy Systems of Southeastern

Connecticut, Inc.,
Managing General Partner

By:	/s/ THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	President (Principal Executive Officer)

/s/ THOMAS P. MARTIN Thomas P. Martin	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS H. VAN WEELDEN Thomas H. Van Weelden	Director and President of Allied Waste North America, Inc., Member and Manager

/s/ PETER S. HATHAWAY Peter S. Hathaway	Director, Executive Vice President, Chief Financial Officer and Chief Accounting Officer of Allied Waste North America, Inc., Member and Manager

/s/ STEVEN M. HELM Steven M. Helm	Director, Vice President — Legal and Corporate Secretary of Allied Waste North America, Inc., Member and Manager

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

/s/ JAMES E. GRAY James E. Gray	Director of BFI Energy Systems of Southeastern Connecticut, Inc., Member and Managing General Partner of BFI Energy Systems of Southeastern Connecticut, L.P.

      Pursuant to the requirements of the Securities Act, each of the Subsidiary Guarantors listed on Schedule EE hereto certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on May 20, 2004.

On behalf of each Subsidiary Guarantor
listed on Schedule EE hereto.

By:	BFI ENERGY SYSTEMS OF SOUTHEASTERN

CONNECTICUT, INC.,
General Partner

By:	/s/THOMAS P. MARTIN

Thomas P. Martin
Treasurer

POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas P. Martin, jointly and severally, each in his own capacity, his true and lawful attorney-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorney-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on May 20, 2004.

Signature	Title

/s/ DONALD W. SLAGER Donald W. Slager	Director and President of BFI Energy Systems of Southeastern Connecticut, Inc., General Partner

/s/ THOMAS P. MARTIN Thomas P. Martin	Director and Treasurer of BFI Energy Systems of Southeastern Connecticut, Inc., General Partner

/s/ JAMES E. GRAY James E. Gray	Director of BFI Energy Systems of Southeastern Connecticut, Inc., Managing General Partner

EXHIBIT INDEX

Number		Description

2.1		Amended and Restated Agreement and Plan of Reorganization between Allied Waste Industries, Inc. and Rabanco Acquisition Company, Rabanco Acquisition Company Two, Rabanco Acquisition Company Three, Rabanco Acquisition Company Four, Rabanco Acquisition Company Five, Rabanco Acquisition Company Six, Rabanco Acquisition Company Seven, Rabanco Acquisition Company Eight, Rabanco Acquisition Company Nine, Rabanco Acquisition Company Ten, Rabanco Acquisition Company Eleven, and Rabanco Acquisition Company Twelve. Exhibit 2.4 to Allied’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 is incorporated herein by reference.
2.2		Agreement and Plan of Merger dated as of August 10, 1998 by and among Allied Waste Industries, Inc., AWIN II Acquisition Corporation and American Disposal Services, Inc. Exhibit 2 to Allied’s Report on Form 8-K filed August 21, 1998 is incorporated herein by reference.
2.3		Agreement and Plan of Merger dated as of March 7, 1999 by and among Allied Waste Industries, Inc., AWIN I Acquisition Corporation and Browning-Ferris Industries, Inc. Exhibit 2 to Allied’s Report on Form 8-K filed March 16, 1999 is incorporated herein by reference.
3.1		Amended Certificate of Incorporation of Allied. Exhibit 3.1 to the Company’s Report on Form 10-K/ A for the fiscal year ended December 31, 1996 is incorporated herein by reference.
3	.1(i)	Amendment to Amended Certificate of Incorporation of Allied dated October 15, 1998. Exhibit 3.4 to the Company’s Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
3	.1(ii)	Certificate of Amendment to Restated Certificate of Incorporation of Allied dated January 23, 2003. Exhibit 3.1(ii) to the Company’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
3.2		Amended and Restated Bylaws of the Company as of May 13, 1997. Exhibit 3.2 to the Company’s Report on Form 10-Q for the quarter ended June 30, 1997 is incorporated herein by reference.
3	.2(i)	Amendment to the Amended and Restated Bylaws of the Company, effective June 30, 1999. Exhibit 3.2 to Allied’s Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference.
3	.2(ii)	Amendment No. 2 to the Amended and Restated Bylaws of Allied Waste Industries, Inc. effective June 24, 2003. Exhibit 3.2 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.1		Eighth Supplemental Indenture relating to the 8 1/2% Senior Notes due 2008, dated November 27, 2001, among Allied NA, certain guarantors signature thereto, and U.S. Bank National Association, formerly U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-82362) is incorporated by reference.
4.2		Form of 8 1/2% Senior Notes due 2008 (included in Exhibit 10.11).
4.3		Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes 2008, dated January 30, 2001, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
4.4		Amendment No. 1 to Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.5		Form 8 7/8% Senior Notes due 2008 (included in Exhibit 10.13).
4.6		Senior Indenture relating to the 1998 Senior Notes dated as of December 23, 1998, by and among Allied NA and U.S. Bank Trust National Association, as Trustee, with respect to the 1998 Senior Notes and Exchange Notes. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.7		Seven Year Series Supplemental Indenture relating to the 1998 Seven Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.4 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.

Number	Description

4.8	Form of Series B Seven Year Notes (included in Exhibit 4.25). Exhibit 4.5 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.9	Ten Year Series Supplemental Indenture relating to the 1998 Ten Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.6 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.10	Form of Series B Ten Year Notes. Exhibit 4.7 to Allied’s Registration Statement on Form S-4 (No. 333-70709) is incorporated herein by reference.
4.11	Fourth Supplemental Indenture relating to the 1998 Senior Notes, dated as of July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.26 to Allied’s Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.
4.12	Fifth Supplemental Indenture relating to the 1998 Senior Notes, dated as of December 29, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.27 to Allied’s Report on Form 10-Q for the quarter ended June 30, 2000, is incorporated herein by reference.
4.13	Seventh Supplemental Indenture relating to the 1998 Senior Notes and the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto and U.S. Bank Trust National Association, as Trustee. Exhibit 4.21 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.14	Restated Indenture relating to debt issued by Browning-Ferris Industries, Inc., dated September 1, 1991, among BFI and First City, Texas-Houston, National Association, as Trustee. Exhibit 4.22 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.15	First Supplemental Indenture relating to the debt issued by Browning-Ferris Industries, Inc., dated July 30, 1999, among Allied, Allied NA, Browning-Ferris Industries, Inc. and Chase Bank of Texas, National Association, as Trustee. Exhibit 4.23 to Allied’s Registration Statement on Form S-4 (No. 333-61744) is incorporated herein by reference.
4.16	Amended and Restated Collateral Trust Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JPMorgan Chase Bank, as Collateral Trustee. Exhibit 10.14 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.17	Amended and Restated Shared Collateral Pledge Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Trustee. Exhibit 10.13 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.18	Amended and Restated Shared Collateral Security Agreement, dated April 29, 2003, among Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Trustee. Exhibit 10.12 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.19	Amended and Restated Non-Shared Collateral Security Agreement, dated April 29, 2003, among Allied, Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Agent. Exhibit 10.10 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.20	Amended and Restated Non-Shared Collateral Pledge Agreement, dated April 29, 2003, among Allied, Allied NA, certain of its subsidiaries, and JP Morgan Chase Bank, as Collateral Agent. Exhibit 10.11 to Allied’s Registration Statement on Form S-4 (No. 333-104451) is incorporated herein by reference.
4.21	Subordinated Indenture, dated July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee, regarding the 10% Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.1 to Allied’s Registration Statement on Form S-4 (No. 333-91539), is incorporated herein by reference.
4.22	First Supplemental Indenture, dated July 30, 1999 among Allied NA, certain subsidiaries of Allied NA and U.S. Bank Trust, National Association, as Trustee, regarding 10% Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.3 to Allied’s Report on Form 8-K dated August 10, 1999, is incorporated herein by reference.

Number		Description

4.23		Second Supplemental Subordinated Indenture relating to the 10% Senior Subordinated Notes due 2009 of Allied NA, dated December 29, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied’s Registration Statement on Form S-4 (No. 333-91539), is incorporated herein by reference.
4.24		Form of 10% Series B Senior Subordinated Notes due 2009 (included in Exhibit 10.51), is incorporated herein by reference.
4.25		Ninth Supplemental Indenture relating to the 9 1/4% Senior Notes due 2012, dated November 15, 2002, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.75 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.26		Tenth Supplemental Indenture governing the 7 7/8% Senior Notes due 2013, dated April 9, 2003, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.01 to Allied’s Current Report on Form 8-K dated April 10, 2003 is incorporated herein by reference.
4.27		Registration Rights Agreement, dated as of November 10, 2003, by and among the Company, the Guarantors and the initial purchasers, relating to $350 million aggregate principal amount of 6 1/2% Senior Notes due 2010. Exhibit 10.4 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.28		Eleventh Supplemental Indenture relating to the 6 1/2% Senior Notes due 2010, dated November 10, 2003, among Allied NA, certain guarantors signatory thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.5 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
4.29		Twelfth Supplemental Indenture governing the 5 3/4% Series A Senior Notes due 2011, dated January 27, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.58 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.30		Thirteenth Supplemental Indenture governing the 6 1/8% Series A Senior Notes due 2014, dated January 27, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.59 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
4.31		Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Convertible Preferred Stock and related parties. Exhibit 10.60 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.
4.32		Fourteenth Supplemental Indenture governing the 7 3/8% Series A Senior Unsecured Notes due 2014, dated April 20, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.22 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
4.34		Fifteenth Supplemental Indenture governing the 7 3/8% Series A Senior Notes due 2011, dated April 20, 2004, among Allied Waste North America, Inc., Allied Waste Industries, Inc., the guarantors party thereto, and U.S. Bank National Association, as Trustee. Exhibit 10.23 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
4.35		Registration Rights Agreement, dated as of April 20, 2004, by and among the Company, the Guarantors and the initial purchasers, relating to $400 million aggregate principal amount of 7 3/8% Senior Unsecured Notes due 2014. Exhibit 10.21 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
4.36		Registration Rights Agreement, dated as of April 20, 2004, by and among the Company, the Guarantors and the initial purchasers, relating to $275 million aggregate principal amount of 6 3/8% Senior Notes due 2011. Exhibit 10.20 to Allied’s on Form 10-Q for the quarter ended March 31, 2004 is incorporated herein by reference.
5	.1*	Opinion of Latham & Watkins LLP, special counsel to Allied.

Number	Description

10.1	Securities Purchase Agreement dated April 21, 1997, between Apollo Investment Fund III, L.P., Apollo Overseas Partners III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P. and Blackstone Family Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw Transportation, Inc.; and Allied Waste Industries, Inc. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1997, is incorporated herein by reference.
10.2	Executive Employment Agreement between Allied and Thomas H. Van Weelden dated January 1, 1999. Exhibit 10.9 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated herein by reference.
10.3	Executive Employment Agreement between Allied and Steven M. Helm dated June 6, 1997. Exhibit 10.5 to Allied’s Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated herein by reference.
10.4	Executive Employment Agreement between Allied and Donald W. Slager dated January 1, 1999. Exhibit 10.12 to Allied’s Report on Form 10-Q for the quarter ended March 31, 1999, is incorporated herein by reference.
10.5	Executive Employment Agreement between Allied and Peter S. Hathaway dated June 6, 1997. Exhibit 10.14 to Allied’s Report on Form 10-K for the year ended December 31, 1997, is incorporated herein by reference.
10.11	1994 Amended and Restated Non-Employee Director Stock Option Plan of Allied. Exhibit B to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 28, 1994, is incorporated herein by reference.
10.12	Amendment to the 1994 Amended and Restated Non-Employee Director Stock Option Plan. Exhibit 10.2 to Allied’s Quarterly Report on Form 10-Q dated August 10, 1995, is incorporated herein by reference.
10.13	Second Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan of Allied. Exhibit A to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 25, 1995, is incorporated herein by reference.
10.14	Third Amendment to the 1994 Amended and Restated Non-Employee Director’s Stock Option Plan dated January 1, 1998. Exhibit 4.41 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.15	Fourth Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan dated January 1, 1998. Exhibit 4.42 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.16	Fifth Amendment to the 1994 Amended and Restated Non-Employee Directors’ Stock Option Plan dated May 26, 1999. Exhibit 4.43 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.17	Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1 to Allied’s Quarterly Report on Form 10-Q dated May 31, 1996, is incorporated herein by reference.
10.18	Amended and Restated 1991 Incentive Stock Plan. Exhibit 3 to Allied’s Definitive Proxy Statement in accordance with Schedule 14A dated April 18, 2001, is incorporated herein by reference.
10.19	First Amendment to the 1991 Incentive Stock Plan dated August 8, 2001. Exhibit 4.14 to Allied’s Report on Form 10-K for the year ended December 31, 2001 is incorporated herein by reference.
10.20	First Amendment to the 1994 Amended and Restated Incentive Stock Plan dated January 1, 1998. Exhibit 4.44 to Allied’s Quarterly Report on Form 10-Q dated May 15, 2002, is incorporated herein by reference.
10.21	1993 Incentive Stock Plan of Allied. Exhibit 10.3 to Allied’s Registration Statement on Form S-1 (No. 33-73110) is incorporated herein by reference.
10.22	Amendment No. 1 to the 1993 Incentive Stock Option Plan dated January 1, 1998. Exhibit 4.45 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2002 is incorporated herein by reference.
10.23	Amendment to the Allied Waste Industries, Inc. 1993 Incentive Stock Plan dated June 20, 2000. Exhibit 4.46 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2002 is incorporated herein by reference.

Number		Description

10.24		Second Amendment to the 1993 Incentive Stock Plan dated December 12, 2002. Exhibit 10.44 to Allied’s Report on Form 10-k for the year ended December 31, 2002 is incorporated herein by reference.
10.25		First Amendment to the 1994 Incentive Stock Plan dated June 20, 2000 is incorporated herein by reference.
10.26		Second Amendment to the 1994 Incentive Stock Plan dated December 12, 2002. Exhibit 10.46 to Allied’s Report on Form 10-K for the year ended December 31, 2002 is incorporated herein by reference.
10.27		Restated 1994 Non-Employee Director Stock Plan dated April 3, 2002 is incorporated herein by reference.
10.28		Sixth Amendment to the 1994 Amended and Restated Non-Employee Director Stock Plan dated April 3, 2002 is incorporated herein by reference.
10.29		Second Amendment to Restated 1991 Incentive Stock Plan dated December 12, 2002 is incorporated herein by reference.
10.50		Amended and Restated Credit Agreement, dated April 29, 2003. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended March 31, 2003 is incorporated herein by reference.
10.51		Amendment to Amended and Restated Credit Agreement, dated as of August 20, 2003. Exhibit 10.01 to Allied’s Current Report on Form 8-K dated August 25, 2003 is incorporated by reference.
10.52		Certificate of Designations of 6 1/4% Series C Senior Mandatory Convertible Preferred Stock of Allied Waste Industries, Inc., as filed with the Delaware Secretary of State on April 8, 2003. Exhibit 3.01 to Allied’s Current Report on Form 8-K dated April 10, 2003 is incorporated by reference.
10.54		Exchange Agreement, dated July 31, 2003, by and among Allied Waste Industries, Inc., and the Parties Listed on Schedule I thereto. Exhibit 1.01 to Allied’s Current Report on Form 8-K dated August 6, 2003 is incorporated by reference.
10.55		Executive Employment Agreement between the Company and Thomas W. Ryan effective August 1, 2003. Exhibit 10.1 to Allied’s Report on Form 10-Q for the quarter ended September 30, 2003 is incorporated herein by reference.
10.60		Second Amended and Restated Registration Rights Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Convertible Preferred Stock and related parties. Exhibit 10.60 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.
10.61		Third Amended and Restated Shareholders Agreement, dated as of December 18, 2003, between Allied and the purchasers of the Series A Senior Convertible Preferred Stock and related parties. Exhibit 10.61 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference.
10.62		Amendment to Amended and Restated Credit Agreement, dated November 20, 2003. Exhibit 99.1 to Allied’s Current Report on Form 8-K dated November 26, 2003 is incorporated by reference.
12.1		Ratio of earnings to fixed charges and preferred stock dividends. Exhibit 12.1 to Allied’s Report on Form 10-K for the year ended December 31, 2003 is incorporated herein by reference. Exhibit 12.1 to Allied’s Registration Statement on Form S-3 filed on May 10, 2004 is incorporated herein by reference.
21	.1*	Subsidiaries of the Registrant.
23	.1*	Consent of Pricewaterhouse Coopers LLP.
23	.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
25	.1*	Statement of Eligibility of U.S. Bank National Association, as trustee, on Form T-1.
99	.1*	Form of Letter of Transmittal.

Number		Description

99	.2*	Form of Notice of Guaranteed Delivery.
99	.3*	Form of Letter from Allied Waste Industries, Inc. to Registered Holders and DTC Participants.
99	.4*	Form of Instructions from Beneficial Owners to Registered Holders and DTC Participants.
99	.5*	Form of Letter to Clients.
99	.6*	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith